                                  Exhibit 10.1

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION



                                  BY AND AMONG



                            PAINCARE HOLDINGS, INC.,


                      PAINCARE ACQUISITION COMPANY V, INC.,


                    INDUSTRIAL & SPORT REHABILITATION, LTD.,

                        D/B/A ASSOCIATED PHYSICIANS GROUP



                                       AND



                                    JOHN VICK


                         EXECUTION DATE: APRIL 25, 2003.

                                                                                            Page
                                                                                            ----
1.   DEFINITIONS .......................................................................       1

2.   TRANSACTION .......................................................................       2

     2.1   Transaction .................................................................       2

     2.2   Effect of the Merger ........................................................       2

     2.3   Effective Time; Filing of Certificates of Merger ............................       2

     2.4   Articles of Incorporation ...................................................       2

     2.5   Bylaws ......................................................................       2

     2.6   Directors and Officers ......................................................       2

     2.7   Tax Consequences ............................................................       2

     2.8   Additional Actions ..........................................................       2

     2.9   No Dissenters' Rights .......................................................       3

     2.10  Surrender of Certificates ...................................................       3

           (a)  Company's Shares .......................................................       3

           (b)  Dividends ..............................................................       3

     2.11  Medical Assets ..............................................................       3

     2.12  Conversion of Shares ........................................................       3

     2.13  Shareholder Consent and Release .............................................       4

     2.14  Piggyback Registration ......................................................       4

     2.15  Shareholder's Obligation to Furnish Information .............................       5

     2.16  Suspension of Sales Pending Amendment to Prospectus .........................       5

     2.17  Registration Expenses .......................................................       6

3.   TRANSACTION CONSIDERATION .........................................................       6

     3.1   Merger Consideration ........................................................       6

     3.2   Bridge Deposit ..............................................................       6

     3.3   Closing Date Adjustments ....................................................       7

           (a)  Transaction Related Adjustment .........................................       7

           (b)  Financial Statements ...................................................       7

           (c)  Closing Date Balance Sheet .............................................       7

     3.4   Earnout Payment .............................................................       8

           (a)  General ................................................................       8

                                                                                            Page
                                                                                            ----
           (b)  Installment Payment Discount ...........................................       8

           (c)  Installment Payment Premium ............................................       9

           (d)  Manner of Payment ......................................................       8

           (e)  Earnout Cap ............................................................       9

           (f)  Definitions for Purposes of Section 3.4 ................................      10

           (g)  Adjustments to Installment Payments ....................................      10

     3.5   Security and Pledge Agreements ..............................................      10

4.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER .................................      11

     4.1   Organization, Qualification, and Corporate Power ............................      11

     4.2   Capitalization ..............................................................      11

     4.3   Authorization ...............................................................      11

     4.4   Noncontravention ............................................................      11

     4.5   Broker's Fees ...............................................................      12

     4.6   Title to Assets .............................................................      12

     4.7   No Subsidiaries .............................................................      12

     4.8   Financial Statements ........................................................      12

     4.9   Events Subsequent to Most Recent Year End ...................................      12

           (a)  Sale or Lease of Assets ................................................      13

           (b)  Contracts ..............................................................      13

           (c)  Change in Contracts ....................................................      13

           (d)  Security Interests .....................................................      13

           (e)  Investments ............................................................      13

           (f)  Debts ..................................................................      13

           (g)  Liabilities Unaffected .................................................      13

           (h)  Claims Unaffected ......................................................      13

           (i)  Articles and Bylaws ....................................................      13

           (j)  Changes in Equity ......................................................      13

           (k)  Distribution ...........................................................      13

           (l)  Property Damage ........................................................      13

           (m)  Transactions with Affiliates ...........................................      14

                                                                                          Page
                                                                                          ----
           (n)   Collective Bargaining Agreements ....................................      14

           (o)   Compensation Changes ................................................      14

           (p)   Employee Benefit Plans ..............................................      14

           (q)   Officers; Directors; Employees ......................................      14

           (r)   Charitable or Capital Contributions .................................      14

           (s)   Ordinary Course of Business .........................................      14

           (t)   Accounting Practices ................................................      14

           (u)   Accounts Receivable .................................................      14

           (v)   In General ..........................................................      14

     4.10  Undisclosed Liabilities ...................................................      14

     4.11  Tax Matters ...............................................................      15

           (a)   Tax Returns .........................................................      15

           (b)   Withholding .........................................................      15

           (c)   No Disputes of Claims ...............................................      15

           (d)   No Waivers ..........................................................      15

           (e)   No Special Circumstances ............................................      15

           (f)   Subchapter "S" ......................................................      15

           (g)   Audits of Tax Returns ...............................................      16

           (h)   Period of Assessment ................................................      16

           (i)   Tax Agreements ......................................................      16

           (j)   Inclusions in Taxable Periods .......................................      16

           (k)   Consents ............................................................      16

           (l)   Personal Holding Company ............................................      16

           (m)   Consolidated Tax Returns ............................................      16

     4.12  Real Property .............................................................      16

           (a)   Binding .............................................................      17

           (b)   Continued Validity ..................................................      17

           (c)   No Defaults .........................................................      17

           (d)   Repudiation .........................................................      17

           (e)   No Disputes .........................................................      17

                                                                                          Page
                                                                                          ----
           (f)  Subleases ............................................................      17

           (g)  Encumbrances .........................................................      17

           (h)  Approvals ............................................................      17

           (i)  Utilities ............................................................      17

     4.13  Intellectual Property .....................................................      17

     4.14  Condition of Tangible Assets ..............................................      17

     4.15  Contracts .................................................................      18

           (a)  Personal Property Leases .............................................      18

           (b)  Services .............................................................      18

           (c)  Partnership; Joint Venture ...........................................      18

           (d)  Indebtedness .........................................................      18

           (e)  Confidentiality; Non-Competition .....................................      18

           (f)  Shareholders' Agreements .............................................      18

           (g)  Plans ................................................................      18

           (h)  Employment or Consulting Agreements ..................................      18

           (i)  Advances; Loans ......................................................      18

           (j)  Adverse Effects ......................................................      18

           (k)  Other Agreements .....................................................      18

     4.16  Powers of Attorney ........................................................      19

     4.17  Insurance; Malpractice ....................................................      19

     4.18  Litigation ................................................................      20

     4.19  Health Care Compliance ....................................................      20

     4.20  Fraud and Abuse ...........................................................      20

     4.21  Legal Compliance ..........................................................      21

     4.22  Rates and Reimbursement Policies ..........................................      21

     4.23  Medical Staff .............................................................      22

     4.24  Employees .................................................................      22

     4.25  Employee Benefits .........................................................      22

           (a)  Plans ................................................................      22

           (b)  Compliance ...........................................................      22

                                                                                          Page
                                                                                          ----
           (c)  Reports and Descriptions .............................................      22

           (d)  Contributions ........................................................      22

           (e)  Qualified Plan .......................................................      22

           (f)  Market Value .........................................................      23

           (g)  Copies ...............................................................      23

           (h)  Maintenance of Plans .................................................      23

                (i)    Reportable Events .............................................      23

                (ii)   Prohibited Transactions .......................................      23

     4.26  Physicians and Other Providers ............................................      23

           (a)  Licenses .............................................................      23

           (b)  Controlled Substances ................................................      23

           (c)  Actions ..............................................................      23

                (i)    Malpractice Actions ...........................................      24

                (ii)   Disciplinary Proceedings ......................................      24

                (iii)  Criminal Proceedings ..........................................      24

                (iv)   Investigation .................................................      24

                (v)    Mental Illnesses ..............................................      24

                (vi)   Substance Abuse ...............................................      24

                (vii)  Professional Ethics ...........................................      24

                (viii) Application for Licensure .....................................      24

     4.27  Guaranties ................................................................      24

     4.28  Environment, Health, and Safety ...........................................      24

           (a)  Compliance ...........................................................      24

           (b)  Permits and Licenses .................................................      24

           (c)  Notices ..............................................................      25

           (d)  Hazardous Substances .................................................      25

     4.29  Certain Business Relationships with the Company and its Affiliates ........      25

     4.30  Third-party Payors ........................................................      25

     4.31  Bank Accounts .............................................................      26

     4.32  Tax Status ................................................................      26

                                                                                  Page
                                                                                  ----
     4.33   Binding Obligation .................................................   26

     4.34   No Corporate Practice or Fee Splitting .............................   26

     4.35   Intentionally Omitted ..............................................   26

     4.36   Securities Representation ..........................................   26

            (a) No Registration of PainCare Shares; Investment Intent ..........   26

            (b) Resale Restrictions ............................................   26

            (c) Ability to Bear Economic Risk ..................................   26

            (d) Accredited Investor ............................................   27

            (e) Residency ......................................................   27

            (f) No Registration ................................................   27

     4.37   HIPAA ..............................................................   27

     4.38   Improper and Other Payments ........................................   27

     4.39   Accounts Receivable ................................................   27

     4.40   Medical Waste ......................................................   28

     4.41   No Untrue or Inaccurate Representation or Warranty .................   28

5.   REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING COMPANIES .................   28

     5.1    Organization of PainCare and Subsidiary ............................   28

     5.2    Authorization of Transaction .......................................   29

     5.3    No Conflict or Violation ...........................................   29

     5.4    Consents and Approvals .............................................   29

     5.5    Disclosure Documents ...............................................   29

     5.6    Capitalization .....................................................   29

     5.7    Litigation .........................................................   30

     5.8    No Undisclosed Liabilities .........................................   30

     5.9    No Brokers .........................................................   30

     5.10   Material Misstatements or Omissions ................................   30

6. CLOSING; TERMINATION ........................................................   30

7. CLOSING DELIVERIES ..........................................................   31

     7.1    Deliveries of the Company and the Shareholder ......................   31

                                                                                    Page
                                                                                    ----
            (a) Consents and Approvals ...........................................   31

            (b) Termination of Agreements ........................................   31

            (c) Company Stock ....................................................   31

            (d) Corporate Authorization ..........................................   31

            (e) Payoffs ..........................................................   31

            (f) Good Standing Certificate ........................................   31

            (g) Secretary's Certificate ..........................................   31

            (h) Other documents ..................................................   31

     7.2    Deliveries of PainCare ...............................................   32

            (a) Transaction Consideration ........................................   32

            (b) Resolutions ......................................................   32

            (c) Security Agreement ...............................................   32

            (d) Counsel's Opinion ................................................   32

8.   CONDITIONS TO THE OBLIGATIONS OF THE PARTIES ................................   32

     8.1    Conditions for the Benefit of PainCare and the Subsidiary ............   32

     8.2    Conditions for the Benefit of the Shareholder ........................   32

9.   COVENANTS ...................................................................   33

     9.1    Operations Pending Closing ...........................................   33

     9.2    Deliveries Pending Closings ..........................................   33

     9.3    Distribution of Sub-Chapter S Income by the Company ..................   33

     9.4    Post-Closing General Covenants .......................................   33

     9.5    Tax Returns ..........................................................   33

     9.6    Transitions ..........................................................   34

     9.7    Litigation Support ...................................................   34

     9.8    Consents .............................................................   34

     9.9    Operational Covenants ................................................   34

     9.10   Capital Adjustments ..................................................   35

10.  SURVIVAL AND INDEMNIFICATION ................................................   36

     10.1   Survival of Representations and Warranties ...........................   36

     10.2   Indemnification Provisions for the Benefit of PainCare
            and Subsidiary .......................................................   36

                                                                                      Page
                                                                                      ----
     10.3   Indemnification Provisions for the Benefit of the Shareholder ...........  36

     10.4   Matters Involving Third Parties .........................................  36

            (a) Notification ........................................................  36

            (b) Defense by Indemnifying Party .......................................  37

            (c) Satisfactory Defense ................................................  37

            (d) Conditions ..........................................................  37

     10.5   Right to Set-Off ........................................................  37

     10.6   Materiality .............................................................  38

     10.7   Limitation ..............................................................  38

11.  RESTRICTIVE COVENANTS; CONFIDENTIALITY .........................................  38

     11.1   Shareholder Restrictive Covenants .......................................  38

            (a) Restricted Period ...................................................  38

            (b) Consideration .......................................................  39

            (c) Third-Party Beneficiaries ...........................................  40

     11.2   Defenses ................................................................  40

     11.3   No Running of Covenant During Breach ....................................  40

     11.4   Blue Pencil Doctrine ....................................................  40

     11.5   Confidentiality, Press Releases, and Public Announcements ...............  40

     11.6   Conduct of Business .....................................................  41

     11.7   No Third-Party Beneficiaries ............................................  43

12.  MISCELLANEOUS ..................................................................  43

     12.1   Entire Agreement ........................................................  38

     12.2   Succession and Assignment ...............................................  38

     12.3   Counterparts ............................................................  38

     12.4   Headings ................................................................  38

     12.5   Notices .................................................................  43

     12.6   Governing Law; Jurisdiction; Attorney's Fees ............................  44

     12.7   Amendments and Waivers ..................................................  44

     12.8   Severability ............................................................  45

     12.9   Expenses ................................................................  45

                                                                                  Page
                                                                                  ----
     12.10  Further Assurances. ................................................   45

     12.11  Construction. ......................................................   45

     12.12  Survival. ..........................................................   45

     12.13  Incorporation of Exhibits and Schedules. ...........................   45

     12.14  Submission to Jurisdiction. ........................................   46

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

     THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of this 25/th/ day of April, 2003 (the "Execution Date") by and among PAINCARE HOLDINGS, INC., a Florida corporation ("PainCare"), PAINCARE ACQUISITION COMPANY V, INC., a Florida corporation ("Subsidiary", and together with PainCare, the "Acquiring Companies"), INDUSTRIAL & SPORT REHABILITATION, LTD., an Illinois business corporation, d/b/a ASSOCIATED PHYSICIANS GROUP (the "Company"), and JOHN VICK, an individual (the "Shareholder"). The Company and the Shareholder are sometimes referred to herein as the "Sellers." PainCare, Subsidiary, the Company and the Shareholder are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     A. PainCare is in the business of acquiring the non-medical assets of medical practices and entering into management services agreements with practices entities associated with the acquired practice;

     B. PainCare desires to enter into this Agreement in order for the Subsidiary, which is a wholly-owned subsidiary of PainCare, to acquire the non-medical assets of the Company;

     C. In connection with this acquisition, PainCare desires to have Subsidiary enter into a management services agreement with the Company, which management services agreement is the significant inducement for the Subsidiary to acquire the non-medical assets of the Company;

     D. The Company owns and operates a medical practice (hereinafter sometimes called the "Business") at 916 Talon Drive, O'Fallon, Illinois 62269 (hereinafter sometimes called the "Center") and the Shareholder is a licensed medical provider in the State of Illinois and owns all of the issued and outstanding shares of the Company stock;

     E. All of the Parties hereto desire to enter into this Agreement to effectuate the Merger, as hereinafter defined, of the Company with and into Subsidiary pursuant to the terms and conditions of this Agreement; and

     F. It is the intention of the Parties for the Merger contemplated herein to qualify as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     NOW, THEREFORE, in consideration of the premises and the actual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and adequacy of which are hereby conclusively acknowledged, the Parties, intending to become legally bound, hereby agree as follows:

                              TERMS AND CONDITIONS

1. DEFINITIONS. All capitalized words that are not capitalized for purposes of grammar and which are not defined in the text of this Agreement are defined terms with their definitions set forth on Exhibit 1.

2. TRANSACTION.

   2.1 Transaction. Upon the terms and subject to the conditions hereof and in accordance with the provisions of the Illinois Business Corporation Act (the "Illinois Act") and the Florida Business Corporation Act (the "Florida Act"), the Company shall be merged with and into Subsidiary (the "Merger") and the separate existence of the Company shall thereupon cease, and Subsidiary, as the surviving corporation (the "Surviving Corporation"), shall continue to exist under and be governed by the Florida Act (the "Transaction").

   2.2 Effect of the Merger. At and after the Effective Time, as defined in
Section 2.3 below, the effect of the Merger shall, in all respects, be as provided in the Illinois Act and the Florida Act. From and after the Effective Time, the Surviving Corporation shall continue to be a Florida corporation.

   2.3 Effective Time; Filing of Certificates of Merger. The Merger shall be effected by the filing at the time of the Closing or as soon as practicable thereafter, of the Articles of Merger (the "Articles of Merger"), substantially in the form of Exhibit 2.3 attached hereto, with the Secretary of the State of Florida and the Secretary of the State of Illinois in accordance with the provisions of the Florida Act and the Illinois Act, respectively. The Merger shall become effective as of 11:59 p.m. on the date of such filing (the "Effective Time") and the Parties shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

   2.4 Articles of Incorporation. As of the Effective Time, the articles of incorporation of Subsidiary, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

   2.5 Bylaws. As of the Effective Time, the bylaws of Subsidiary, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms and applicable law.

   2.6 Directors and Officers. As of the Effective Time, the directors and officers of Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. Each director and officer of the Surviving

Corporation shall hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation. At the Closing, the Company shall cause to be delivered to Subsidiary the written resignations of all of the directors and officers of the Company, which resignations shall be unconditional and effective as of the Closing Date (as defined in Section 6 below).

   2.7 Tax Consequences. It is intended by the Parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

   2.8 Additional Actions. If, at any time after the Closing, the Surviving Corporation shall consider or be advised that any further acts are necessary or desirable: (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Company acquired or to be acquired by reason of, or as a result of, the Merger; or (b) otherwise to carry out the purposes of this Agreement, then the Shareholder shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all other acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of the Shareholder and the Company to take any and all such actions.

   2.9 No Dissenters' Rights. Comprising the sole shareholder of the Company, the Shareholder's approval and execution of this Agreement constitutes unanimous approval of the transactions contemplated herein; therefore, neither the Shareholder, nor any other party, is entitled to dissenters' rights under the laws of the State of Illinois or the State of Florida.

   2.10 Surrender of Certificates.

        (a) Company's Shares. At the Closing, the Shareholder shall be required to surrender to Subsidiary the original stock certificate(s) which immediately prior to the Effective Time represented all of the Company Shares (the "Certificates") (together with all stock powers duly endorsed to Subsidiary). Until so surrendered, each Certificate which immediately prior to the Effective Time represented the Company Shares (other than Company Shares held in the Company treasury) shall upon and after the Effective Time by virtue of the Merger be deemed for all purposes to represent and evidence only the right to receive the Merger Consideration, as hereinafter defined, as provided in this Agreement. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of the Company Shares shall be made at any time thereafter.

        (b) Dividends. No dividends or other distributions declared or made with respect to the PainCare Shares with a record date after the Closing will be paid to the holder of any unsurrendered Certificate with respect to the PainCare Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the Certificate representing whole PainCare Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Closing payable with respect to such whole PainCare Shares.

   2.11 Medical Assets. Those assets (the "Medical Assets") of the Company which require a medical license to own or utilize, such as medical records and any pharmaceutical supplies, shall not become the possession of Subsidiary pursuant to the Merger. The Company shall convey all such Medical Assets, which have nominal value, to Associated Physician Group, LTD, an Illinois professional corporation (the "New PC") as of the Effective Time for no required consideration.

   2.12 Conversion of Shares. Each share of capital stock of Subsidiary issued and outstanding immediately prior to the Closing shall continue to represent one
(1) validly issued, fully paid and non-assessable share of capital stock of the Surviving Corporation after the Merger. By virtue of the Merger and without any action on the part of the Shareholder the Company Shares shall be converted into the Merger Consideration. The PainCare Shares to be received by the Shareholder as part of the Merger Consideration shall be subject to restrictions of the sale, transfer or distribution thereof as set forth in Section 4.36.

   2.13 Shareholder Consent and Release. The Shareholder hereby consents to the Transaction and approves the execution and delivery of this Agreement and the transactions contemplated hereby. Effective on the Effective Time, the Shareholder hereby releases the Company from any and all claims he may, could or will have, whether arising before or after the Effective Time, against the Company as a result of the Shareholder having served as a stockholder, director, officer, employee, agent, or in any other capacity of the Company; provided, however, such release shall not operate to release the Company (or the Surviving Corporation as successor to the Company) from (i) Shareholder's rights (whether arising under the Company's By-Laws or by statute) to indemnification, or (ii) the obligation to make the distributions of pre-Closing Date income as permitted under this Agreement, or (iii) claims, if any, arising from Shareholder serving as a guarantor or joint-obligor with respect to those certain obligations of the Company as identified in Section 2.13 of the Disclosure Schedule.

   2.14 Piggyback Registration.

        (a) If within the three (3) year period commencing on the Execution
Date PainCare proposes for any reason to register the PainCare Shares under the Securities Act [other than a registration in connection with an exchange offer (Form S-4) or filed in connection with an employee stock option or other benefit plan (Form S-8, or any substitute form that may be adopted by the Commission)], PainCare shall promptly give written notice to the Shareholder of its intention to so register the PainCare Shares and, upon written request by the Shareholder, given within twenty (20) days after delivery of any such notice by PainCare, to include in such registration PainCare Shares held by the Shareholder (which request shall specify the number of PainCare Shares proposed to be included in such registration), PainCare shall attempt to cause all such PainCare Shares to be included in such registration on the same terms and conditions as the securities otherwise being included in such registration; provided however, that if the managing underwriters advise PainCare that the inclusion of the PainCare Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the PainCare Shares proposed to be registered by PainCare, then if such registration is in part an underwritten primary or secondary registration on behalf of PainCare, PainCare shall include in such registration the PainCare Shares requested to be included in such registration, pro rata from among the holders of any and all PainCare shares to be registered pursuant to such registration according to the number of shares proposed by each holder to be included. In the event PainCare determines not to pursue, or to withdraw, a registration as to which it has given notice pursuant to this section, the Shareholder shall have no further rights hereunder with respect to such proposed registration. Notwithstanding any other provision of this Section to the contrary, PainCare shall not be required to include any of the PainCare Shares in a registration statement relating to an underwritten offering of PainCare's securities unless the Shareholder accepts the terms of the underwriting as agreed upon between PainCare and the underwriters selected by it, including, without limitation, any Underwriter's Cutback and/or Lockup, and the Shareholder agrees to promptly execute and/or deliver such documents in connection with such registration as PainCare or the managing underwriter may reasonably request.

   (b) The Shareholder may exercise his rights under Section 2.14(a) above on an unlimited number of occasions. PainCare shall pay all Registration Expenses (as defined below) of any registration effected under this Section, except that in the event of withdrawal by the Shareholder, the Shareholder shall pay (or reimburse PainCare for) the amount of registration, filing or listing fees relating to his PainCare Shares included in the registration and shall pay the fees of PainCare's counsel associated with such withdrawal, unless such withdrawal is due to the Shareholder obtaining material adverse information that was not known by him at the time he requested inclusion of his PainCare Shares in the registration.

   (c) The Shareholder may not participate in any registration under this Section which is underwritten unless he agrees to sell such PainCare Shares on the basis provided in any underwriting agreement (with terms not inconsistent herewith and customary in underwriting agreements for secondary distributions) approved by PainCare, provided that the Shareholder shall not be required to make any representations or warranties to PainCare or the underwriters (other than representations and warranties regarding such Shareholder and such Shareholder's intended method of distribution).

     2.15 Shareholder's Obligation to Furnish Information. PainCare may require Shareholder to furnish PainCare such information regarding the distribution of such securities as PainCare may from time to time reasonably request. If the failure by the Shareholder to furnish such information as expeditiously as possible would prevent (i) the registration statement relating to such registration from being declared effective by the Securities Exchange Commission, or (ii) members of the National Association of Securities Dealers, Inc. from participating in the distribution of the PainCare Shares proposed to be registered, PainCare may exclude the Shareholder's PainCare Shares from such registration.

     2.16 Suspension of Sales Pending Amendment to Prospectus.

          (a) The Shareholder agrees that, upon receipt of any notice from PainCare of the happening of any event of that requires PainCare not to proceed with the registration, or if PainCare has decided not to proceed with the registration for any reason, the Shareholder shall forego the disposition of any PainCare Shares covered by the registration statement or prospectus until he is advised in writing by PainCare that the use of the applicable prospectus may be resumed and, if so directed by PainCare, the Shareholder shall deliver to PainCare (at PainCare's expense, except as hereinafter provided) all copies, other than permanent file copies, then in Shareholder's possession of any prospectus covering such PainCare Shares.

          (b) The Shareholder agrees that he shall, as expeditiously as possible, notify PainCare at any time when a prospectus relating to a registration statement covering such Shareholder's PainCare Shares is required to be delivered under the Securities Act, of the happening of any event which requires changes to be made in the registration statement or any related prospectus so that such registration statement or prospectus shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading as a result of any information provided by the Shareholder for inclusion in such prospectus included in such registration statement and, at the request of PainCare, as expeditiously as possible prepare and furnish to it such information as may be necessary so that, after incorporation into a supplement or amendment of such prospectus as thereafter delivered to the purchasers of such PainCare Shares, the information provided by such Shareholder shall not include an untrue statement of a material fact or a misstatement of a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading and, in such event the expenses of delivery to PainCare of copies of any prospectus in the Shareholder's possession shall be at the expense of the Shareholder.

     2.17 Registration Expenses.

          (A) All expenses incident to PainCare's performance of or compliance with its obligations under this Section 2, including without limitation all (i) registration and filing fees, (ii) fees and expenses of compliance with securities laws, (iii) printing expenses, (iv) messenger and delivery expenses, (v) internal expenses, (vi) reasonable fees and disbursements of its counsel and its independent certified public accountants (including "comfort" letters), (vii) securities act liability insurance, (viii) reasonable fees and expenses of any special experts retained by PainCare in connection with the registration hereunder, and (ix) reasonable fees and expenses of other persons retained by PainCare (all such expenses being referred to herein as "Registration Expenses") shall be borne by PainCare.

          (b) Notwithstanding the foregoing, the following costs and expenses shall be excluded from the term "Registration Expenses": (i) all underwriting discounts and commissions, (ii) all applicable transfer taxes, (iii) the fees and disbursements of any counsel retained by the Shareholder, and (iv) except as provided in Section 2.17(a), all other costs, fees, and expenses incurred by the Shareholder in connection with the exercise of his registration rights hereunder.

3.   TRANSACTION CONSIDERATION.

     3.1 Merger Consideration. The aggregate merger consideration (the "Merger Consideration") shall consist of (i) the Closing Date Consideration (the "Closing Date Consideration") as hereafter defined, and (ii) the Earnout Payment as determined under Section 3.4 below. Subject to adjustment as provided in
Section 3.3 below, the Closing Date Consideration that PainCare shall transfer to the Shareholder shall equal Two Million Seven Hundred Fifty Thousand and 00/100 Dollars ($2,750,000), comprised of: (i) One Million Three Hundred Seventy Five Thousand and 00/100 Dollars ($1,375,000) (the "Cash Due At Closing") to be delivered via wire transfer on the Closing Date to a bank account designated by the Shareholder, plus (ii) One Million Three Hundred Seventy Five Thousand (1,375,000) PainCare Shares, valued at One Dollar ($1.00) per share and having an aggregate value of One Million Three Hundred Seventy Five Thousand and 00/100 Dollars ($1,375,000). At least five (5) days prior to the Closing Date, the Shareholder shall notify PainCare in writing of the bank account to which the Cash Due At Closing shall be wired.

     3.2 Bridge Deposit. On the Execution Date, PainCare agrees to provide Shareholder a bridge loan in accordance with the Bridge Deposit Agreement executed contemporaneously herewith in the amount of Six Hundred Eighty Seven Thousand Five Hundred and 00/100 Dollars ($687,500) (the "Bridge Deposit"), by wire transfer. The Bridge Deposit shall be applied (i) to reduce the Cash Due at Closing as provided in Section 3.3 below or (ii) if the Closing does not occur on or before August 15, 2003 and either PainCare or the Shareholder then elects to terminate its obligations under this Agreement, upon which the principal balance plus accrued interest on the Bridge Deposit shall be immediately payable to PainCare. As provided in the Bridge Deposit Agreement, any net repayment by Subsidiary or Shareholder in the event of a termination of this Agreement shall bear interest on such amount.

     3.3 Closing Date Adjustments. The Closing Date Consideration shall be subject to adjustment as follows:

          (a) Transaction Related Adjustments. The Cash Due At Closing shall be reduced by the amount of the Bridge Deposit. The Cash Due At Closing shall further be reduced by the amount of any cash payments made by the Company or the Acquiring Companies (i) in satisfaction of the joint obligation of the Company and the Shareholder to pay the broker named in Section 4.5 below, (ii) other expenses paid on behalf of the Shareholder (rather than the Company) in connection with this Agreement and the transactions contemplated hereby, and
(iii) the cash portion of any bonus or incentive compensation directed by Shareholder to be paid to employees of the Company at Closing. Similarly, to the extent that any portion of the obligation of the Company and the Shareholder to the broker under Section 4.5 below is to be satisfied in shares of PainCare Shares (or to the extent that any bonus or incentive compensation directed by Shareholder to be paid to employees of the Company at Closing is to be satisfied in PainCare Shares), the number of PainCare Shares comprising a portion of the Closing Date Consideration shall be reduced by the aggregate number of shares so issued. Shareholder and the Company acknowledge that the obligation of PainCare to issue shares to others in accordance with the previous sentence is conditioned upon the availability of exemption(s) from the registration requirements under the Securities Act and any applicable state securities law for such transaction(s) and the agreement(s) of the recipients thereof to restrictions on the transfer, sale or distribution thereof.

          (b) Financial Statements. The Company has prepared financial statements consisting of (i) a balance sheet, statement of operations and cash flow statement in accordance with GAAP as of and for the year ended December 31, 2002 (the "GAAP Financial Statements"); and (ii) a balance sheet, statement of operations and cash flow statement as of and for the quarters ended March 31, 2002 and 2003; (the "Interim Financial Statements") all of which are included in
Section 3.3(b) of the Disclosure Schedule. The GAAP Financial Statements have been certified by an independent auditor and have been prepared using accounting principles consistent with the accounting principles utilized by PainCare. The Interim Financial Statements have been prepared in accordance with the cash method of accounting. The GAAP Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements") present fairly the financial condition of the Company as of such dates and the results of the operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete).

          (c) Closing Date Balance Sheet. Within forty-five (45) days after the Closing Date, PainCare or its Affiliate will prepare and deliver to the Shareholder a balance sheet of the Company as of the close of business on the Closing Date prepared in accordance with GAAP (the "Closing Date Balance Sheet"). Within six (6) days after PainCare's delivery of the Closing Date Balance Sheet to the Shareholder, the Shareholder shall, in a written notice to PainCare, either accept or describe in reasonable detail any proposed adjustments to the Closing Date Balance Sheet and the reasons therefor, and shall include pertinent calculations. If the Shareholder fails to deliver notice of acceptance or objection to the Closing Date Balance Sheet within such six (6) day period, the Shareholder shall be deemed to have accepted the Closing Date Balance Sheet. Except in the case of a dispute with respect to the Closing Date Balance Sheet, within seven (7) days after delivery of the Closing Date Balance Sheet (the "Adjustment Payment Date"), the Shareholder shall pay the Other Net Equity Adjustment (as defined below) to PainCare. In the event that PainCare and the Shareholder are not able to agree on the Closing Date Balance Sheet within thirty (30) days from and after the receipt by PainCare of any objections raised by the Shareholder, then either Party shall each have the right to require that such disputed determinations be submitted to an independent certified public accountant or accounting firm that PainCare shall select, for computation or verification in accordance with the provisions of this Agreement, and the Net Equity Adjustment shall be paid by the Shareholder to PainCare within five (5) days after receipt of the accountant's computation or verification. The foregoing provisions for certified public accounting firm review shall be final and binding upon the Parties and there shall be no right of appeal from such decision. Such accounting firm's fees and expenses for such disputed determination shall be borne by the Party whose determination has been modified by such accounting firm's report or by all Parties in proportion to the relative amount each Party's determination has been modified. Any payments due under this Section 3.3 shall bear interest at eight percent (8%) per annum from the Adjustment Payment Date.

          If the final Closing Date Balance Sheet reflects Cash of the Company that is less than Fifty Thousand Dollars ($50,000) (the "Required Cash"), or Net Shareholder's Equity (as defined below) of the Company that is less than Two Hundred Thousand and 00/100 Dollars ($200,000)("Agreed Net Equity"), then the Cash Due at Closing shall be reduced and the Shareholder shall be required to immediately return to PainCare dollar for dollar (the "Net Equity Adjustment") by (i) an Amount equal to the Required Cash less Cash reflected on the Closing Date Balance Sheet, and (ii) the difference between (x) the Agreed Net Equity; and (y) the Net Shareholder's Equity set forth in the Closing Date Balance Sheet. "Net Shareholder's Equity" shall mean the book value of the Company's tangible assets (less the Required Cash) net of all liabilities of the Company.

     3.4  Earnout Payment.

          (a) General. Subject to the condition that the Surviving Corporation achieves Formula Period Profits (as defined in Subsection (f) below) of at least One Million One Hundred Thousand and 00/100 Dollars ($1,100,000) (the "Earnings Threshold") in each of the three (3) successive twelve (12) month calendar periods beginning on the first of the first month immediately following the Closing Date unless the Closing occurs on the first day of a month in which case the first 12 month period shall begin on the Closing Date, (each such twelve
(12) month calendar period shall be referred to herein as a "Formula Period"), then PainCare shall pay to the Shareholder a total amount of additional consideration of Two Million Seven Hundred Fifty Thousand and 00/100 Dollars ($2,750,000) for the Formula Periods, payable in three equal annual installments of Nine Hundred Sixteen Thousand Six Hundred Sixty Six and 70/100 Dollars ($916,666.70) (the "Intended Installment Payment") in the form of consideration and subject to adjustment as provided in Section 3.4(d) below.

        (b) Installment Payment Discount. Notwithstanding Section 3.4(a) above, if the Surviving Corporation fails to achieve the Earnings Threshold in a Formula Period, the amount of the Intended Installment Payment for such Formula Period shall be recalculated to equal the product of the Intended Installment Payment, multiplied by the Installment Payment Discount (as defined below) (the "Adjusted Installment Payment"). The "Installment Payment Discount" shall equal
(i) the Formula Period Profits (as defined in Subsection (f) below) for such Formula Period divided by the Earnings Threshold; multiplied by (ii) ninety percent (90%).

        (c) Installment Payment Premium. Notwithstanding Section 3.4(b), if (i) the Shareholder receives the Adjusted Installment Payment from PainCare in a Formula Period rather than the Intended Installment Payment as a result of the Formula Period Profits equaling less than the Earnings Threshold for such Formula Period, and (ii) the Subsidiary's Formula Period Profits exceed the Earnings Threshold in the Formula Period immediately subsequent to the Formula Period for which the Installment Payment Discount corresponded (or the twelve
(12) month calendar period immediately following the third and final Formula Period solely with respect to the third and final Formula Period), then PainCare shall pay to the Shareholder the Installment Payment Premium (as defined below). The "Installment Payment Premium" shall equal the product of (A) the Formula Period Profits for the Formula Period in which the Installment Payment Premium is calculated less the Earnings Threshold, multiplied by (B) Seventy-five percent (75%). The Installment Payment Premium shall be paid to the Shareholder in the same percentages, form and time as the Installment Payments (as defined in Subsection (d) below) are due for the Formula Period for which the Installment Payment Premium is calculated.

        (d) Manner of Payment. Within thirty (30) days after the end of each Formula Period, PainCare or its Affiliate shall prepare and deliver to the Shareholder a financial statement presenting the Formula Period Profits for the Surviving Corporation for the applicable Formula Period (the "Formula Period Profits Statement"). Five (5) days after delivery of the Formula Period Profits Statement, the Shareholder shall in a written notice to PainCare either accept or describe in reasonable detail any proposed adjustments to the Formula Period Profits Statement and the reasons therefor, and shall include pertinent calculations. If the Shareholder fails to deliver notice of acceptance or objection to the Formula Period Profits Statement within such five (5) day period, the Shareholder shall be deemed to have accepted the Formula Period Profits Statement. If the Shareholder accepts or fails to object to the Formula Period Profits Statement within the five (5) day period set forth above, then within forty-five (45) days after the end of the Formula Period, PainCare shall pay to the Shareholder the Intended Installment

Payment or the Adjusted Installment Payment (each an "Installment Payment", and collectively, the "Installment Payments") along with any Installment Payment Premium owed in accordance with Subsection (c) above as follows: (i) fifty percent (50%) of the Installment Payment shall be made in cash via wire transfer to a bank account designated by the Shareholder at least five (5) days prior to the end of the Formula Period; and (ii) fifty percent (50%) of the Installment Payment shall be made in PainCare Shares priced at One Dollar and 00/100 ($1.00) per one share of PainCare common stock for all Formula Periods. In the event PainCare and the Shareholder are not able to agree on the Formula Period Profits Statement within thirty (30) days from and after the receipt by PainCare of any objections raised by the Shareholder, PainCare and the Shareholder shall each have the right to require that such disputed determinations be submitted to an independent certified public accountant or accounting firm that PainCare shall select, for computation or verification in accordance with the provisions of this Agreement, and the Installment Payment shall be paid by PainCare to the Shareholder within fifteen (15) days after receipt of the accountant's computation or verification. The foregoing provisions for certified public accounting firm review shall be final and binding upon the Parties and there shall be no right of appeal from such decision.

     (e) Earnout Cap. Notwithstanding anything to the contrary in this Section 3, in no event whatsoever shall the aggregate amount of the Installment Payments paid to the Shareholder from PainCare in cash, in PainCare Shares or any other form of consideration exceed Two Million Seven Hundred Fifty Thousand and 00/100 Dollars ($2,750,000).

     (f) Definitions for Purposes of Section 3.4. For purposes of Section 3.4 of this Agreement, "Formula Period Profits" shall mean the Surviving Corporation's earnings before deductions for interest, taxes, depreciation and amortization ("EBITDA") as calculated utilizing GAAP by PainCare's independent certified public accountants for the applicable Formula Period where possible, and as calculated by PainCare for quarterly and less than quarterly data for such Formula Period. Notwithstanding the foregoing, the calculation of the Formula Period Profits shall not include any costs or expenses related to: (i) the corporate overhead of PainCare or other administrative or similar charges that PainCare might impose upon the Subsidiary, except those charges for services provided directly to and for the benefit of the Subsidiary; (ii) any non-recurring charges, losses, profits, gains, or non-cash adjustments not related to the ongoing operations of the Subsidiary's business, including but not limited to discontinued operations, extraordinary items, acquisition costs and goodwill charges incurred in connection with the transactions contemplated hereby (excluding the write-off of any goodwill with respect to the Surviving Corporation in accordance with FASA 142), or unusual or infrequent items as such terms are defined pursuant to generally accepted accounting principles, (iii) any charge related to grants or exercises of options pursuant to the Independent Contractor Agreement, or (iv) any charge or expense related to any direct reduction in payments or distributions due the Shareholder under this Agreement.

         (g) Adjustments to Installment Payments. The amount of the cash portion of any Installment Payment due Shareholder hereunder shall be reduced by the amount of any cash payments made by the Acquiring Companies in satisfaction of the joint obligation of the Company and the Shareholder to pay the broker named in Section 4.5 below. Similarly, to the extent that any portion of the obligation of the Company and the Shareholder to the broker under Section 4.5 below is to be satisfied in shares of PainCare Common Stock, the number of shares of PainCare Common Stock comprising a portion of any Installment Payment shall be reduced by the aggregate number of shares so issued. Shareholder and the Company acknowledge that the obligation of PainCare to issue shares to others in accordance with the previous sentence is conditioned upon the availability of exemption(s) from the registration requirements under the Securities Act and any applicable state securities law for such transaction(s) and the agreement(s) of the recipients thereof to restrictions on the transfer, sale or distribution thereof.

     3.5 Security and Pledge Agreements. Payment of the Installment Payments will be secured by certain assets and all of the issued and outstanding capital stock of the Surviving Corporation. To that end, the Surviving Corporation will enter into with the Shareholder a security agreement and pledge agreement in the form attached hereto as Composite Exhibit 3.5 (hereinafter, collectively the "Security Agreements").

4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder represents and warrants to the Acquiring Companies that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 4 to the Agreement.

     4.1 Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. The Company has full power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is currently engaged and to own and use the properties owned and used by it. Section 4.1 of the Disclosure Schedule lists all of the officers and members of the Board of Directors of the Company, as of the date immediately preceding the Closing Date. The Company has made available to the Acquiring Companies correct and complete copies of the minute book, articles of incorporation and bylaws of the Company, as amended to date. Copies of the minute book (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and stock record books of the Company are correct and complete in all material respects and will have been delivered to PainCare prior to or at the Closing. The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

     4.2 Capitalization. The entire authorized capital stock of the Company consists of thirty thousand (30,000) shares of common stock, of which two hundred (200) shares of common stock are issued and outstanding. All of the issued and outstanding

Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable and are held of record by the Shareholder as set forth in Section
4.2 of the Disclosure Schedule. The Shareholder has good title to the Company Shares free and clear of any and all liens, claims, security interests or other encumbrances of any Person. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, redemption rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no stockholders' agreements, voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

     4.3 Authorization. The Company has full power and authority (including full corporate power and authority) and the Shareholder has all necessary authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company has been duly authorized and approved by its board of directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. The Company has given the Shareholder any and all notice required to be given to the Shareholder under applicable law. This Agreement constitutes the valid and legally binding obligation of the Company and the Shareholder, enforceable in accordance with its terms and conditions.

     4.4 Noncontravention. Except as set forth in Section 4.4 of the Disclosure Schedule, neither the execution and the delivery of this Agreement by the Company or the Shareholder, nor the consummation of the transactions contemplated hereby will: (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, or other restriction of any government, governmental agency or any other third party whatsoever, or court to which the Company or the Shareholder are subject, or any provision of the articles of incorporation or bylaws of the Company; or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company or the Shareholder are a party or by which either the Company or the Shareholder is bound or to which any of the Company's assets are subject (or result in the imposition of any Security Interest upon any of its assets). Except as set forth in Section 4.4 of the Disclosure Schedule, the Shareholder and the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other third party whatsoever in order for the Parties to consummate the transactions contemplated by this Agreement. The Parties agree that Section 4.4 of the Disclosure Schedule shall be divided into two (2) sections, consisting of: (i) Section 4.4(a) which shall list all such authorizations, consents and approvals which must be obtained prior to the Closing, as a condition to Closing; and (ii) Section 4.4(b) which shall list all such authorizations, consents and approvals which will not be obtained prior to Closing which shall be obtained within a reasonable period of time after Closing.

     4.5 Broker's Fees. The Company and the Shareholder have entered into a Broker's Agreement dated January __, 2003 with KBL Investments, Inc, ("KBL") for which the Shareholder agrees to pay any and all Liabilities or obligations to pay any fees, expenses, or commissions to KBL and any other consultant, broker, finder, or agent retained by the Company or the Shareholder with respect to the transactions contemplated by this Agreement.

     4.6 Title to Assets. Section 4.6 of the Disclosure Schedule contains a complete, true and correct list of all of the assets of the Company. Except as to assets disposed of in the ordinary course of business subsequent to the date hereof and as otherwise contemplated by this Agreement, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Effective Date Balance Sheet or acquired after the date thereof, free and clear of all Security Interests. Except for the Medical Assets which are to be transferred to New PC, the assets set forth in Section 4.6, in conjunction with any assets which the Company leases, constitute all of the assets used by the Company in connection with its business as presently conducted and all assets necessary or appropriate for the continued operation of the Company's business.

     4.7 No Subsidiaries. The Company has no Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, limited liability company, trust or other business association.

     4.8 Financial Statements. Attached as Section 3.3(b) of the Disclosure Schedule are true and complete copies of the GAAP Financial Statements and the Interim Financial Statements. Except as provided in the Interim Financial Statements, or as fully disclosed in Section 4.8 of the Disclosure Schedule, the Company does not have any Liabilities or obligations (whether accrued, absolute, contingent, whether due or to become due or otherwise) which might be or become a charge against the Company since the date of the Interim Financial Statements. The Shareholder acknowledges and agrees that PainCare and Subsidiary relied upon the financial information set forth in the Financial Statements in order to determine the Transaction Consideration.

     4.9 Events Subsequent to Most Recent Year End. Since December 31, 2002 (the "Most Recent Year End"), there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since the Most Recent Year End:

         (a) Sale or Lease of Assets. The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair market value in the ordinary course of its business;

     (b) Contracts. The Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business;

     (c) Change in Contracts. No third party (or the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company is a party or by which it is bound and neither the Shareholder nor the Company has any intent to do any of the foregoing or has received a verbal or written indication of any third party's intent to do any of the foregoing;

     (d) Security Interests. The Company has not had imposed any Security Interest upon any of its assets, tangible or intangible;

     (e) Investments. The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

     (f) Debts. The Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

     (g) Liabilities Unaffected. The Company has not delayed or postponed the payment of accounts payable and other Liabilities or accelerated the collection of accounts, notes or other receivables;

     (h) Claims Unaffected. The Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the ordinary course of its business;

     (i) Articles and Bylaws. There has been no change made or authorized in the articles of incorporation or bylaws of the Company;

     (j) Changes in Equity. The Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

     (k) Distribution. Except for distributions of subchapter S income as permitted by Section 9.3 below, the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

     (l) Property Damage. The Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property or assets;

          (m) Transactions with Affiliates. The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees;

          (n) Collective Bargaining Agreements. The Company has not entered into any collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (o) Compensation Changes. The Company has not granted any increase in the base compensation of any of its directors, officers, and employees;

          (p) Employee Benefit Plans. The Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (q) Officers; Directors; Employees. The Company has not made any change in the employment terms for any of its directors, officers and employees, other than to terminate such agreements as required herein;

          (r) Charitable or Capital Contributions. The Company has not made or pledged to make any charitable or other capital contribution;

          (s) Ordinary Course of Business. There has not been any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Company;

          (t) Accounting Practices. Saving the changes associated with the change to GAAP with respect to the GAAP Financial Statements, there has not been any change in any method of accounting or accounting principle, estimate or practice of the Company;

          (u) Accounts Receivable. The Company has not accelerated the collection of any Accounts Receivable or any other amounts owed to it; and

          (v) In General. Neither the Company nor the Shareholder has committed to do any of the foregoing.

     4.10 Undisclosed Liabilities. The Company has no Liability and there is no basis for any present or future action, suit, proceeding, hearing, investigation, complaint, claim, or demand against it giving rise to any Liability, except for: (a) Liabilities disclosed in the Disclosures Schedule;
(b) contractual obligations incurred in the ordinary course of business; and (d) Liabilities which have arisen after the Interim Balance Sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). As of the Closing, other than the current trade accounts payable, leasehold obligations and accrued payroll and benefit obligations, the Company shall not have any unpaid liabilities, other than those listed in the Section 4.10 Disclosure Schedule, including, but not limited to, any bank debt, capital leases or any general or professional liability claims, or be obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

     4.11 Tax Matters.

          (a) Tax Returns. The Company has filed all Tax Returns it was required to file. All such Tax Returns were correct and complete in all respects and were filed on a timely basis. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim is currently pending by an authority in a jurisdiction where the Company is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Withholding. The Company has withheld, and remitted when due, all Taxes required to have been withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) No Disputes of Claims. No Shareholder or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either: (a) claimed or raised by any authority in writing; or (b) as to which any of the Shareholder, directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. Section 4.11 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2002, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Shareholder has made available to PainCare correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Affiliates since December 31, 2002.

          (d) No Waivers. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) No Special Circumstances. The Company has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

          (f) Subchapter "S". The Company has elected, by the unanimous consent of its shareholders and in compliance with all applicable legal requirements, to be taxed under Subchapter "S" of the Code and corresponding provisions under any applicable state and local laws, and such elections are currently in full force and effect for the Company. No action has been taken by the Company or the Shareholder that may result in the revocation of any such elections. The Company has no "Subchapter C earnings and profits," as defined in Code Section 1362(d). The Company has no "net unrealized built-in gain," as such term is defined in Code Sections 1374(d)(1) and 1374(d)(8). The Company has no Liability, absolute or contingent, for the payment of any income Taxes under the Code or under Subchapter "S" of the Code.

          (g) Audits of Tax Returns. No Tax Return of the Company is currently under audit or examination by any taxing authority, and the Company has not received a written notice stating the intention of any taxing authority to conduct such an audit or examination. Each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. The revenue agents' reports related to any prior audits and examinations are attached as part of Section
4.11 of the Disclosure Schedule.

          (h) Period of Assessment. There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

          (i) Tax Agreements. The Company is not a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement with respect to Taxes, including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority.

          (j) Inclusions in Taxable Periods. The Company will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Code Section 481 with respect to a change in method of accounting occurring before the Closing Date or comparable provisions of state, local or foreign tax law. As of the Closing Date, the Shareholder will place funds in a separate bank account in the name of the Company in an amount sufficient to pay all such liabilities and such funds shall be used to pay such liabilities as they become due.

          (k) Consents. The Company has not filed a consent pursuant to or agreed to the application of Code Section 341(f).

          (l)  Personal Holding Company. The Company has not, during the five
(5) year period ending on the Closing Date, been a personal holding company within the meaning of Code Section 541.

          (m) Consolidated Tax Returns. The Company has never filed or been included in any combined or consolidated Tax Return with any other person or been a member of an Affiliated Group filing a consolidated federal income Tax Return.

     4.12 Real Property. The Company does not own any real property. Section
4.12 of the Disclosure Schedule lists and describes briefly all real property leased or subleased by the Company. The Shareholder has made available to PainCare and Subsidiary correct and complete copies of the leases and subleases listed in Section 4.12 of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4.12 of the Disclosure
Schedule:

          (a) Binding. The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

          (b) Continued Validity. The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (c) No Defaults. The Company is not in breach or default under the lease or sublease and no third party is in breach or default under the lease or sublease, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (d) Repudiation. Neither the Company nor any other party to the lease has repudiated any provision of the lease or sublease;

          (e) No Disputes. There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (f) Subleases. With respect to each sublease, the representations and warranties set forth in subsections 4.12(a) through 4.12(e) above are to Shareholder's Knowledge true and correct with respect to the underlying lease;

          (g) Encumbrances. None of the Company or its Affiliates has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

          (h) Approvals. All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

          (i) Utilities. All facilities leased or subleased thereunder are supplied with utilities and other services reasonably necessary for the operation of said facilities.

     4.13 Intellectual Property. The Company owns or has the right to use pursuant to a valid license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. No claim or demand of any Person has been made, nor is there any proceeding that is pending, or to the Shareholder's Knowledge, threatened, which challenges the rights of the Company with respect to any Intellectual Property or asserts that the Company is infringing or otherwise in conflict with or is required to pay any royalty or license fee with respect to any Intellectual Property.

     4.14 Condition of Tangible Assets. Each tangible asset of the Company is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable, designed and intended for the purposes for which it presently is used by the Shareholder and the Company and is not outdated in comparison with the assets used for similar purposes by similar businesses.

     4.15 Contracts. Section 4.15 of the Disclosure Schedule lists the following contracts and other agreements, written or oral, to which the Company was a party immediately preceding the Closing:

          (a) Personal Property Leases. Any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

          (b) Services. Any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year;

          (c) Partnership; Joint Venture. Any agreement constituting a partnership or joint venture;

          (d) Indebtedness. Any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation;

          (e) Confidentiality; Non-Competition. Any agreement concerning confidentiality or non-competition;

          (f) Shareholders' Agreements. Any agreement by and between the Shareholder and any Affiliate of the Company;

          (g) Plans. Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (h) Employment or Consulting Agreements. Any agreement for the employment of any individual on a full-time or part-time or the engagement of any individual as a consultant or independent contractor, or otherwise compensating an individual for services rendered or to be rendered to the Company;

          (i) Advances; Loans. Any agreement under which the Company has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

          (j) Adverse Effects. Any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company; and

          (k) Other Agreements. Any other agreement (or group of related agreements) the performance or rendering of which involves consideration in excess of Five Thousand and No/100 Dollars ($5,000.00).

The Shareholder has made available to PainCare and Subsidiary a correct and complete copy of each written agreement listed in Section 4.15 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.15 of the Disclosure Schedule. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) there shall be no breach or other violation resulting from the consummation of the transactions contemplated hereby; (iii) the Company is not in default or breach and no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) neither the Company nor any other party has repudiated any provision of the agreement. None of the agreements listed in Section 4.15 of the Disclosure Schedule requires the consent or approval of any Person, or any compensation or payment to be made to any such Person by reason of the transactions contemplated by this Agreement, or the merger of the Company with and into another Person.

     4.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

     4.17 Insurance; Malpractice. Section 4.17 of the Disclosure Schedule contains a list and brief description of all policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks to which the Company has been a party, a named insured or otherwise the beneficiary of coverage at any time during the five (5) years immediately preceding the Closing Date. Section 4.17 of the Disclosure Schedule contains a description of all current malpractice liability insurance policies of the Shareholder, the Company and the Company's professional employees and all predecessor policies in effect. Except as set forth on Section 4.17 of the Disclosure Schedule: (a) neither the Company, nor its professional employees, nor the Shareholder has, during the five (5) years immediately preceding the Closing Date, filed a written application for any insurance coverage relating to the Company's business or property which has been denied by an insurance agency or carrier; and (b) the Company, the Company's professional employees and the Shareholder has been continuously insured for professional malpractice claims during the same period. Section 4.17 of the Disclosure Schedule also sets forth a list of all claims for any insured loss in excess of Five Thousand and 00/100 Dollars ($5,000) per occurrence filed by the Company, the Company's professional employees or the Shareholder during the five
(5) years immediately preceding the Closing Date, including workers compensation, general liability, environmental liability and professional malpractice liability claims. With respect to each insurance policy listed in
Section 4.17 of the Disclosure Schedule: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company, the Shareholder, other health care professionals nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (iv) the Company has not repudiated any provision thereof and no other party to the policy has repudiated any provision thereof; (v) there is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriter(s) of such policies or any notice that a defense will be afforded with reservation of rights; (vi) the Company has not received: (A) any notice that any issuer of any such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated; or (B) any other indication that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder; and (vii) neither the Shareholder nor the Company has received any written notice from or on behalf of any insurance carrier issuing such policies, that there will hereafter be a cancellation, or an increase in a deductible or non-renewal of existing policies. The Company has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period.

     4.18 Litigation. Except as noted in Section 4.18 of the Disclosure Schedule, there is no litigation, arbitration, governmental claim, investigation or proceeding, pending or, to Shareholder's Knowledge, threatened, against the Company, or the Shareholder at law or in equity, before any court, arbitration tribunal or governmental agency. Each of the Sellers has no knowledge of any facts on which claims may hereafter be made against the Company that will have a Material Adverse Effect on the Company. All medical malpractice claims, general liability incidents and incident reports relating to the Business have been submitted to Company's insurer. All claims made or, to Shareholder's Knowledge, threatened against the Company or the Shareholder in excess of the deductible are covered under the Shareholder's or Company's current insurance policies. Section 4.18 of the Disclosure Schedule provides a complete list of all general liability incidents, incident reports and malpractice claims relating to the Business or the Center that have for the five (5) year period prior to the date hereof.

     4.19 Health Care Compliance. The Company is participating or otherwise authorized to receive reimbursement from Medicare and Medicaid and is a party to other third-party payor agreements set forth in Section 4.19 of the Disclosure Schedule. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, and no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such third-party payor program. The Company is in compliance in all material respects with the requirements of all such third-party payors applicable thereto. None of the Company, its physician employees, the Shareholder, or immediate family members of the Shareholder or other physician employees, have any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of the foregoing refer patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.

     4.20 Fraud and Abuse. The Company, the Shareholder, and all persons and entities providing professional services for the Company have not engaged in any activities which are prohibited under 42 U.S.C. (S) 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose Knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration: (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid; or (B) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid. The Company has at all times complied with the requirements of Illinois Statutes which prohibit physicians who have an ownership, investment or beneficial interest in certain health care facilities from referring patients to such facilities for the provisions of designated and other health services, and has at all times complied with the Illinois Statutes. Furthermore, the Company has filed all reports required to be filed by the State of Illinois and federal law regarding compensation arrangements and financial relationships between a physician and an entity to which the physician refers patients.

     4.21 Legal Compliance. The Company and its predecessors and Affiliates have complied with all applicable Laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, and rulings of federal, state, local, and foreign governments (and all agencies thereof)), and no action, suit, proceeding, hearing, complaint, claim, demand, notice or investigation has been filed or commenced, or to the Knowledge of the Shareholder and the Company, threatened against the Company alleging any failure so to comply. The Company and all physicians and other health care professionals engaged or employed by the Company (or associated with the Company as a result of being engaged or employed by New PC) have all permits and licenses required by applicable Law, have made all required regulatory filings and are not in violation of any such permit or license. The Company is lawfully operated in accordance with the requirements of all applicable Laws and has in full force and effect all authorizations and permits necessary to operate a medical practice saving those that have been assigned or transferred to the New PC in accordance with this Agreement. There are no outstanding notices of deficiencies relating to the Company issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party condition for participation with such governmental authority or third-party payor. The Company has not received notice and the Company and Shareholder has no knowledge or reason to believe that, such necessary authorizations may be revoked or not renewed in the ordinary course of business.

     4.22 Rates and Reimbursement Policies. The jurisdiction in which the Company is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by the Company except for restrictions promulgated by Illinois law and regulation on charging of excessive fees and limitations on charges for and profits from the sale of medications, goods and devices and free samples. The Company does not have any rate appeal currently pending before any governmental authority or any administrator of any third-party payor program. The Company and the Shareholder have no Knowledge of any applicable Law, which affects rates or reimbursement procedures which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any such legal requirement proposed or currently pending in the State of Illinois which could have a Material Adverse Effect on the Company, its business or operations, or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at the Company or require the Company to obtain any necessary authorization which the Company does not currently possess. Neither the Company nor the Shareholder have Knowledge of any impending proposed reduction in reimbursement from third party or other payors nor Knowledge of any threatened termination of payor contracts.

     4.23 Medical Staff. Except as set forth on Section 4.23 of the Disclosure Schedule, the Shareholder has no Knowledge of a physician who is providing services on behalf of the Company or New PC who plans, or has threatened to terminate his or her employment or other relationship with the Company. None of the physicians providing services on behalf of the Company currently has plans to retire from the practice of medicine in the next three (3) years.

     4.24 Employees. Except as set forth on Section 4.24 of the Disclosure
Schedule: (a) there is no unfair labor practice charge or complaint pending or threatened relating to the business of the Company; and (b) payment in full to all of the employees of the Company of all wages, salaries, commissions, bonuses, benefits, and other compensation lawfully due and owing to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute, or other law as of the Closing Date has been made.

     4.25 Employee Benefits.

          (a) Plans. Section 4.25 of the Disclosure Schedule lists each Employee Benefit or health and welfare plan that the Company maintains or to which the Company contributes.

          (b) Compliance. Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with its terms and with the applicable requirements of ERISA, the Code and other applicable laws.

          (c) Reports and Descriptions. All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (d) Contributions. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any pay period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments due for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (e) Qualified Plan. Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and is intended to meet the requirements of a "qualified plan" under Code Section 401(a) meets such requirements and has received, within the last two (2) years, a favorable determination letter from the IRS.

          (f) Market Value. The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

          (g) Copies. The Shareholder has delivered to PainCare and Subsidiary correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (h) Maintenance of Plans. With respect to each Employee Benefit Plan that the Company maintains, ever has maintained, or to which it contributes, ever has contributed, or ever has been required to contribute:

               (i) Reportable Events. No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or threatened; and

               (ii) Prohibited Transactions. There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than any Multiemployer Plan), other than routine claims for benefits, is pending or threatened. The Shareholder and the Company have no Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

     4.26 Physicians and Other Providers. During the five (5) years preceding the Closing Date, each physician, and other health care provider who is or was employed by, or who renders or has rendered services on behalf of, the Company or New PC:

          (a) Licenses. Has been duly licensed and registered, and in good standing by the State of Illinois to engage in the practice of medicine, and said license and registration have not been suspended, revoked or restricted in any manner;

          (b) Controlled Substances. Has current controlled substances registrations issued by the State of Illinois and the U.S. Drug Enforcement Administration, which registrations have not been surrendered, suspended, revoked or restricted in any manner;

          (c) Actions. Except as set forth on Section 4.26 of the Disclosure Schedule, has not been a party or subject to:

               (i) Malpractice Actions. Any malpractice suit, claim (whether or not filed in court), settlement, settlement allocation, judgment, verdict or decree;

               (ii) Disciplinary Proceedings. Any disciplinary, peer review or professional review investigation, proceeding or action instituted by any licensure board, hospital, medical school, physical therapy school, health care facility or entity, professional society or association, third party payor, peer review or professional review committee or body, or governmental agency;

               (iii) Criminal Proceedings. Any criminal complaint, indictment or criminal proceedings;

               (iv) Investigation. Any investigation or proceedings, whether administrative, civil or criminal, relating to an allegation of filing false health care claims, violating anti-kickback or fee-splitting laws, or engaging in other billing improprieties;

               (v) Mental Illnesses. Any organic or mental illness or condition that impairs or may impair such physician's ability to practice;

               (vi) Substance Abuse. Any dependency on, habitual use or episodic abuse of alcohol or controlled substances, or any participation in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program;

               (vii) Professional Ethics. Any allegation, or any investigation or proceeding based on any allegation of violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to his or her practice; or

               (viii) Application for Licensure. Any denial or withdrawal of an application in any state for licensure as a physician or physical therapist, for medical staff privileges at any hospital or other health care entity, for board certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration, or for malpractice insurance.

     4.27 Guaranties. Saving the guaranties listed in Section 4.27 of the Disclosure Schedule, the Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     4.28 Environment, Health, and Safety.

          (a) Compliance. Each of the Company and its predecessors and Affiliates has complied and is in material compliance with all Environmental, Health, and Safety Requirements.

          (b) Permits and Licenses. Without limiting the generality of the foregoing, each of the Company and its Affiliates has obtained and complied in all material respects with, and is in compliance in all material respects with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on Section 4.28 of the Disclosure Schedule.

          (c) Notices. None of the Company nor its predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (d) Hazardous Substances. None of the Company or its predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements.

          (e) The Company has not received any communication (written or oral), whether from a governmental authority, citizens' group, employee or otherwise, that alleges that the Business or the Company is not in full compliance with Environmental Laws, or that the Company is otherwise subject to liability under Environmental Laws, and to the Shareholder's Knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future. There is no

Environmental Claim (as defined below) pending or, to the Shareholder's Knowledge, threatened against the Company, the Business or the Center.

          (f) The Shareholder has no Knowledge of any actions, activities, circumstances, conditions, events or incidents, including, but not limited to, the release, emission, discharge, presence or disposal of any Hazardous Substances that could form the basis of any Environmental Claim against the Company, the Business or the Center, or Sellers in connection with the Business or the Center.

     4.29 Certain Business Relationships with the Company and its Affiliates. Except as contemplated hereby with respect to New PC, neither the Shareholder nor any of his Affiliates have been involved in any business arrangement or relationship with the Company and its Affiliates within the past twelve (12) months, and none of the Shareholder and his Affiliates owns any asset, tangible or intangible, which is material to the business of any of the Company and its Affiliates.

     4.30 Third-party Payors. Section 4.30 of the Disclosure Schedule sets forth an accurate, correct and complete list of the Company's third-party payors. Neither the Company nor the Shareholder has received any notice nor has any Knowledge that any third-party payor intends to terminate or materially reduce its business with, or reimbursement to, the Company. The Company has no reason to believe that any third-party payor will cease to do business with the Company after, or as a result of, the consummation of any transactions contemplated hereby. The Company does not know of any fact, condition or event which would adversely affect its relationship with any third-party payor.

     4.31 Bank Accounts. Section 4.31 of the Disclosure Schedule sets forth all of the bank and security accounts and all safe deposit boxes maintained by the Company and all lines of credit owned or used by the Company, and the names of all persons with authority to withdraw funds from, or execute drafts or checks on, each such account.

     4.32 Tax Status. The Shareholder is not a "nonresident alien individual" or "foreign corporation" for purposes of Code Section 897(a)(1).

     4.33 Binding Obligation. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions.

     4.34 No Corporate Practice or Fee Splitting. The Shareholder does not have any Knowledge that the actions, transactions or relationships arising from, and contemplated by, the Transaction violate any law, rule or regulation relating to the corporate practice of medicine or fee splitting. The Shareholder accordingly agrees that he will not and will not cause any other Party, in an attempt to void or nullify this Agreement or any document related to the Transaction or any relationship involving PainCare or Subsidiary to sue, claim, aver, allege or assert that any such document or any such relationship violates any law, rule or regulation relating to the corporate practice of medicine or fee splitting.

     4.35 Intentionally Omitted.

     4.36 Securities Representation.

          (a) No Registration of PainCare Shares; Investment Intent. The Shareholder acknowledges that the PainCare Shares to be delivered pursuant to this Agreement have not been and will not be registered under the Securities Act and may not be resold without compliance with the Securities Act. The PainCare Shares to be acquired by the Shareholder pursuant to this Agreement are being acquired solely for his own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution other than in compliance with the Securities Act.

          (b) Resale Restrictions. The Shareholder covenants, warrants and represents that none of the PainCare Shares issued to Shareholder will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules of regulations of the Commission and applicable state securities laws, and the applicable provisions of any PainCare Stockholders' Agreement and this Agreement. All certificates evidencing PainCare Shares shall bear the legends contained in the PainCare Stockholders' Agreement.

          (c) Ability to Bear Economic Risk. The Shareholder covenants, warrants and represents that he is able to bear the economic risk of an investment in PainCare Shares acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such Knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect his own interests in connection with the acquisition of the PainCare Shares. The Shareholder, and the Shareholder's purchaser representative, if any, have received copies of PainCare's most recent 10-K, 10-Q AND 8-K filings and have had an adequate opportunity to ask questions and receive answers from the officers of PainCare concerning any and all matters relating to the background and experience of the officers and directors of PainCare, the plans for the operations of the business of PainCare, and any plans for additional acquisitions and the like. The Shareholder, and the Shareholder's purchaser representative, if any, have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to such individual's satisfaction.

          (d) Accredited Investor. The Shareholder covenants, represents and warrants that he is an: (a) individual with a net worth (either individually or jointly with his respective spouse) in excess of One Million and No/100 Dollars ($1,000,000.00); or (b) individual who had an income in excess of Two Hundred Thousand and No/100

Dollars ($200,000.00) in each of 2001 and 2002, or had a joint income with his spouse in excess of Three Hundred Thousand and No/100 Dollars ($300,000.00) in each of 2001 and 2002, and has a reasonable expectation of reaching the same income level in 2003.

          (e) Residency. The Shareholder covenants, warrants and represents that he is a resident of the State of Illinois, and received this Agreement and first learned of the transactions contemplated hereby in the State of Illinois. He executed and will execute all documents contemplated hereby in the State of Illinois, and intends that the laws of the State of Illinois govern this transaction.

          (f) No Registration. The Shareholder understands, agrees and acknowledges that the PainCare Shares have not been registered under the Illinois Securities Act or the Securities Act in reliance upon exemption provisions contained therein which PainCare believes are available.

     4.37 HIPAA. Schedule 4.37 lists and describes all plans and other efforts of the Shareholder with respect to the practice locations to comply with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), including the final regulations promulgated thereunder, whether such plans and efforts have been put in place or are in process. Schedule 4.37 includes but is not limited in any manner whatsoever to any privacy compliance plan of Sellers in place or in development, and any plans, analyses or budgets relating to information systems including but not limited to necessary purchases, upgrades or modifications to effect HIPAA compliance.

     4.38 Improper and Other Payments. (a) Neither the Company, any director, officer, employee thereof, nor any agent or representative of the Company nor any person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any person or authority, (b) no contributions have been made, directly or indirectly, by the Company to a domestic or foreign political party or candidate; and (c) the internal accounting controls of the Company are believed by the Company's management to be adequate to detect any of the foregoing under current circumstances.

     4.39 Accounts Receivable. Schedule 4.39 sets forth a list, accurate, correct and complete in all respects, of all outstanding accounts and notes receivable of the Company as of the last day of the month immediately preceding the Execution Date (which will be updated as of the Closing to the last day of the month immediately preceding the Closing Date). All outstanding accounts and notes receivable reflected on Schedule 4.39 are due and valid claims against account debtors for services rendered in accordance with the usual business practices and historical collection experience of the Company and to the best of Shareholder's knowledge are subject to no counterclaims, and have been outstanding for the periods indicated in the aging analysis at Schedule 4.39. The Shareholder know of no reason why such accounts receivable would not be collectible by the Company according to approximately the same ratios as accounts receivable have been historically collectible by the Company. All outstanding accounts and notes receivable included on Schedule 4.39 arose in the ordinary course of business. The Company has not incurred any liabilities to customers for discounts, returns, promotional allowances or otherwise, except as provided in the Financial Statements

     4.40 Medical Waste. With respect to the generation, transportation, treatment, storage, and disposal, or other handling of Medical Waste, the Company, with respect to the business, has complied with all Medical Waste Laws (as hereinafter defined).

          "Medical Waste" includes, but is not limited to, (a) pathological waste, (b) blood, (c) sharps, (d) wastes from surgery or autopsy, (e) dialysis waste, including contaminated disposable equipment and supplies, (f) cultures and stocks of infectious agents and associated biological agents, (g) contaminated animals, (h) isolation wastes, (i) contaminated equipment, (j) laboratory waste, and (k) various other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals. "Medical Waste" also includes any substance, pollutant, material, or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C. (S)(S)6992, et seq. ("MWTA").

          "Medical Waste Law" means the following, including regulations promulgated and orders issued thereunder, all as may be amended from time to time: the MWTA; the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA (S)(S)2501 et seq.; the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA (S)(S)1401 et seq.; the Occupational Safety and Health Act, 29 USCA (S)(S)651 et seq.; the United States Department of Health and Human Services, National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No. 88-119; and any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

     4.41 No Untrue or Inaccurate Representation or Warranty. No representation or warranty by Sellers contains or will contain any untrue statement of fact, or omits or will omit to state a fact necessary to make the statements and information contained in this Section 4 not misleading.

5. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING COMPANIES. The Acquiring Companies represent and warrant to the Shareholder that the statements contained in this Section 5 are correct and complete as of the Closing Date.

     5.1 Organization of PainCare and Subsidiary. PainCare is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     5.2 Authorization of Transaction. PainCare and Subsidiary have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of PainCare, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement has been approved and authorized by the Board of Directors of PainCare.

     5.3 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate or Articles of Incorporation or bylaws of the PainCare or Subsidiary, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which the PainCare or Subsidiary is a party, which breach or default could reasonably be expected to have a Company material adverse effect on the business or financial condition of the PainCare or Subsidiary or its ability to consummate the transactions contemplated hereby or (c) a violation by the PainCare or Subsidiary of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation could reasonably be expected to have a material adverse effect on the business or financial condition of the PainCare or Subsidiary, or their ability to consummate the transactions contemplated hereby.

     5.4 Consents and Approvals. Except as set forth on Disclosure Schedule 5.4, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the PainCare or Subsidiary in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     5.5 Disclosure Documents. PainCare has delivered or Stockholder has had the opportunity to obtain and review PainCare's Form 10-KSB for the year ending December 31, 2002, Form S-4/A filed with the SEC on July 11, 2002, Form 10-QSB for the period ending September 30, 2002, Form 14A (Definitive Proxy) filed with the SEC on September 17, 2002 and current Forms 8-K (the "PainCare Disclosure Documents"). The PainCare Disclosure Documents are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which such statements were made, not misleading. To the knowledge of PainCare nothing has occurred after the date of the documents contained in the Disclosure Documents that would individually or in the aggregate have a material adverse effect on PainCare.

     5.6 Capitalization. The authorized capital stock of PainCare consists of 75,000,000 shares of Common Stock, $.0001 par value per share, which as of March 31, 2002, approximately 18,813,961 shares are issued and outstanding, 10,000,000 shares of "blank check" preferred none of which have been issued or are outstanding. All of the

PainCare Shares are, and all shares of PainCare Shares to be issued pursuant to this Agreement will be, validly issued, fully paid and non-assessable. Disclosure Schedule 5.6(a) hereto sets forth a listing of all options, warrants and outstanding PainCare securities which are convertible (with or without the payment of consideration) into shares of the Common Stock of PainCare, including all contingently issuable shares of such Common Stock issuable pursuant to agreements outstanding as of March 31, 2003. Disclosure Schedule 5.6(b) also sets forth the terms of any financing proposed to be raised by PainCare in connection with the transactions contemplated by this Agreement.

     5.7 Litigation. Except as set forth in Disclosure Schedule 5.7, there is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitrable action or investigation (collectively, "Actions") pending or, to the knowledge of the PainCare, threatened against, relating to or affecting (i) the PainCare or its assets or the operation of the business of the PainCare as currently operated and as proposed to be operated, (ii) any Employee Plan of PainCare or any trust or other funding instrument, fiduciary or administrator thereof or
(iii) the transactions contemplated by this Agreement, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, any of which is reasonably expected to result in a loss not covered by insurance in excess of $100,000 or reasonably expected to have a material adverse effect on PainCare. To the knowledge of the PainCare, the PainCare is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the PainCare or the business of the PainCare. Except as set forth in Disclosure Schedule 5.7, each Action pending or, to the knowledge of the PainCare, threatened (whether or not disclosed in Disclosure Schedule 5.7), is covered by insurance of reputable and solvent insurance companies.

     5.8 No Undisclosed Liabilities. Except as set forth in Disclosure Schedule 5.8, to the knowledge of PainCare, PainCare has no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on PainCare's audited balance sheet dated December 31, 2002 (the "PainCare Balance Sheet Date") that have not been paid or discharged since the date thereof and (ii) liabilities incurred by PainCare since the PainCare Balance Sheet Date in the ordinary course of business consistent with past practice (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any complaint, action, suit or proceeding except those which individually or in the aggregate could not have a material adverse effect on PainCare).

     5.9 No Brokers. There is no obligation on the part of PainCare to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby other than Dr. Mark Lee (KBL Investments) for which it will be responsible.

     5.10 Material Misstatements Or Omissions. To the knowledge of PainCare, no representations or warranties by PainCare in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished or to be furnished to the Shareholder pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

6. CLOSING; TERMINATION. The closing of the Transaction (the "Closing") shall take place at the offices of PainCare, or via remote location as coordinated by the Parties' respective counsel commencing at 10:00 a.m. Eastern Daylight Time on the later of (i) the third business date following the date on which the New PC obtains its Medicare provider number and the Company effectively assigns all Medical Assets and managed care contracts to the New PC, (ii) the date upon which all other conditions to the Parties obligations have been met or waived, or such other date or time as the Parties may mutually agree (the "Closing Date"). In the event that the Closing has not occurred on or before July 31, 2003, this Agreement may be terminated by either Party provided such Party has, as of the date of such election to terminate, fulfilled all conditions to the obligations of the other Party. In the event that Closing does not occur by August 15, 2003, this Agreement shall terminate unless the Parties otherwise agree in writing.

7.   CLOSING DELIVERIES.

     7.1 Deliveries of the Company and the Shareholder. At or prior to the Closing, the Company and the Shareholder shall deliver to the Acquiring Companies the following:

          (a) Consents and Approvals. Copies of all authorizations, consents, and approvals of governments, governmental agencies and third parties referred to in Section 4.4(a) of the Disclosure Schedule;

          (b) Termination of Agreements. Copies of documents effectuating the termination of any and all written employment and independent contractor agreements, compensation agreements, buy-sell agreements and other similar agreements entered into by the Company and which are in effect immediately preceding the Closing, which terminations shall each include a complete release of the Company from all known or unknown obligations or liabilities;

          (c) Company Stock. The Certificates and stock powers, duly endorsed, transferring the Company Stock to Subsidiary and the officer and director resignations required in Section 4.6;

          (d) Corporate Authorization. A certified copy of resolution(s) of the Shareholder and board of directors of the Company which authorizes the Transaction in accordance with: (a) applicable law; (b) the Company's articles of incorporation and bylaws; and (c) all other requirements for proper corporate authorization;

          (e) Payoffs. Payoff letters from those creditors listed in Section 7.1(e) of the Disclosure Schedules;

          (f) Good Standing Certificate. A certificate issued by the appropriate state governmental authority no more than ten (10) days prior to the Closing Date evidencing the good standing of the Company;

          (g) Secretary's Certificate. A certificate of the secretary of the Company certifying that the minute books, articles of incorporation and bylaws of the Company, attached as exhibits to such certificate, are true, correct, and complete; and

          (h) Other documents. Such other instruments or documents as may be necessary or appropriate to carry out the Transactions.

     7.2 Deliveries of PainCare. At the Closing, PainCare shall deliver to the Shareholder the following:

          (a) Transaction Consideration. The Transaction Consideration;

          (b) Resolutions. A certified copy of the resolution of the board of directors of PainCare, and the sole shareholder and members of the board of directors of Subsidiary, authorizing the Transaction;

          (c) Security Agreements. A duly executed signature page to the Security Agreements;

          (d) Counsel's Opinion. An opinion from PainCare's legal counsel in the form attached hereto as Schedule 7.2(d); and

          (e) Other documents. Such other instruments or documents as may be necessary or appropriate to carry out the Transactions.

8. CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. The obligations of the Parties to Close are subject to the satisfaction of the following respective conditions unless waived by the Party for whose benefit the condition applies.

     8.1 Conditions for the Benefit of PainCare and the Subsidiary. (a) The representations and warranties of the Shareholder and the Company in this Agreement and all information contained in any exhibit, certificate, schedule or attachment hereto or in any writing delivered by, or on behalf of the Shareholder or the Company shall be true and correct when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided for herein, and (b) both the Shareholder and the Company shall have performed and complied with all agreements, covenants and conditions and shall have made all deliveries required by this Agreement to be performed, delivered and complied with by them prior to the Closing Date; and
(c) New PC shall have received a Medicare provider number to obtain payment or reimbursement for its services, and (d) the Company shall have assigned to the New PC any and all Medical Assets and payor contracts of the Company, and such payors have provided written consent to such assignment or otherwise were properly notified of such assignment pursuant to the terms of such payor contracts.

     8.2 Conditions for the Benefit of the Shareholder. (a) The representations and warranties of PainCare in this Agreement and all information contained in any exhibit, certificate, schedule or attachment hereto or in any writing delivered by, or on behalf of PainCare or the Subsidiary shall be true and correct when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided for herein, and
(b) both the Shareholder and the Company shall have performed and complied with all agreements, covenants and conditions and shall have made all deliveries required by this Agreement to be performed, delivered and complied with by them prior to the Closing Date; and (c) New PC shall have received a Medicare provider number to obtain payment and reimbursement for its services.

9. COVENANTS. The Parties covenant and agree as follows with respect to the period following the Execution Date:

     9.1 Operations Pending Closing. Simultaneously with the execution of this Agreement, the Company, New PC and the Subsidiary are executing and delivering the Management Services Agreement and the Shareholder and the Subsidiary are executing and delivering the Independent Contractor Agreement. Pending the Effective Date, the Shareholder shall be designated by the Subsidiary as the Medical Group Administrator under the Management Services Agreement.

     9.2 Deliveries Pending Closing. PainCare will promptly deliver and make available to Shareholder copies of any filings made by it under the Securities Act or the Securities Exchange Act, including the exhibits thereto and any correspondence with the Securities Exchange Commission or its staff.

     9.3 Distributions of Sub-Chapter S Income by the Company. Not later than the Closing Date, one hundred percent (100%) of the taxable income (as determined by using the cash method of accounting) allocated to Shareholder for the period beginning on January 1, 2003 and ending on the Execution Date shall have been distributed to the Shareholder subject to the requirement that Shareholder shall insure that as of the Closing Date that the Company will have a minimum cash balance of Fifty Thousand Dollars ($50,000). The Shareholder shall not be entitled to any additional distributions or payments with respect to taxable income of the Company (i) for the period ending December 31, 2002;
(ii) for the period beginning on the Execution Date and ending on the Closing Date; or (iii) after the Closing Date for any reasons whatsoever, other than as specifically set forth in this Agreement.

     9.4 Post-Closing General Covenant. In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party; provided, however, that the costs and expenses associated with the taking of any action necessary to execute or deliver to PainCare any stock powers and such other instruments of transfer as may be necessary to transfer ownership of the Company's Shares by the Shareholder shall be borne by the Shareholder.

     9.5 Tax Returns. The Shareholder shall be responsible for preparing and filing all income or franchise Tax Returns of the Company relating to periods of time prior to the Closing Date. PainCare and the Subsidiary will provide to the Shareholder access to all books and records of the Company necessary to the preparation of such Tax Returns and the Subsidiary, as the successor to the Company will execute such Tax Returns. The Shareholder will take no positions on the Tax Returns of the Company that relate to the tax period prior to the Closing Date that could adversely affect the Company or PainCare after the Closing. The Shareholder will provide PainCare with an opportunity to review and comment on such Tax Returns (including any amended returns). PainCare will be responsible for preparing and filing all income and franchise Tax Returns of the Company relating to periods after the Closing. The income of the Company will be apportioned to the period up to the Closing Date and the period from and after the Closing Date in accordance with the provisions of Code Section 1362(e)(6)(D) by closing the books of the Company as of the close of business on the last calendar day immediately preceding the Closing Date, with recognition that the Company files on that basis of a cash rather than accrual method. The Acquiring Companies shall be solely responsible for any taxes due arising from conversion to the accrual method.

     9.6 Transition. Neither the Shareholder nor the Company will take any action that is designed, intended or likely to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as he, she or it maintained with the Company prior to the Closing.

     9.7 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with: (a) any transaction contemplated under this Agreement; or (b) any fact, situation, circumstances, status, condition, activity, practice, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the Parties will cooperate with the contesting or defending Party and its or his counsel in the contest or defense, at the sole cost and expense of the contesting or defending Party except to the extent that the contesting or defending party is entitled to indemnification therefor under this Agreement.

     9.8 Consents. The Shareholder hereby covenants and agrees that, after the Execution Date, he will use his best efforts to obtain all authorizations, consents, and approvals set forth in Section 4.4(b) of the Disclosure Schedule. If such consent, approval or agreement is not obtained, or if an attempted assignment thereof would affect the rights of the parties thereunder so that such parties would not in fact receive all such rights, the Parties will cooperate in any arrangement designed to provide for the Parties to receive the benefits under any such contract, including enforcement for the benefit of PainCare and Subsidiary of any and all rights of the Shareholder against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

         9.9 Operational Covenants. Without the prior written consent of Shareholder, which shall not be unreasonably withheld, PainCare shall not, prior to the conclusion of the third Formula Period:

             (a) reorganize the Surviving Corporation, whether by integrating or consolidating the business of the Surviving Corporation with other operating units of PainCare or its subsidiaries or affiliates, except in the case that at the time of such integration or consolidation such transaction could not reasonably be expected to have a material adverse effect on the Formula Period Profits;

             (b) effect any reassignment, reprioritization, reallocation, restructuring, or reduction of the Surviving Corporation's human or other resources, their research and development initiatives, or their marketing programs, except in a manner that at the time of such event could not reasonably be expected to have a material adverse effect on the Formula Period Profits or that are reasonably necessary in light of the Surviving Corporation's results of operation;

             (c) amend the articles of incorporation or bylaws of the Surviving Corporation in any manner that at the time of such amendment could reasonably be expected to have a material adverse effect on the Formula Period Profits;

             (d) cause the Surviving Corporation to become a party to or terminate any agreement which at the time such agreement is entered into or terminated could reasonably be expected to have a material adverse effect on the Formula Period Profits or that is reasonably necessary in light of the Surviving Corporation's results of operation;

             (e) cause the Surviving Corporation to undertake actions outside the ordinary course of its business which at the time of such undertaking could reasonably be expected to have a material adverse effect on the Formula Period Profits;

             (f) sell a material portion of the Surviving Corporation or its assets, merge the Surviving Corporation with any other entity, sell a controlling interest in the Surviving Corporation, or make any fundamental change in the business of the Surviving Corporation unless such action(s) at the time of such undertaking could not reasonably be expected to have a material adverse effect on the Formula Period Profits or that is reasonably necessary in light of the Surviving Corporation's results of operation;

          The parties hereby acknowledge and agree that the foregoing covenants in this Section 9.9 shall become null and void and of no further force or effect if the Formula Period Profits of the Surviving Corporation in each of any two
(2) consecutive calendar quarters are less than $175,000, or if the Formula Period Profits of the Surviving Corporation in one (1) calendar quarter is less than $80,000.

     9.10 Capital Adjustments. In the event of a stock dividend, recapitalization, or merger in which PainCare is the surviving corporation, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of common stock which is outstanding immediately prior to such event, the rights of the Shareholder to receive PainCare Shares in respect of this Agreement and the price thereof, shall be appropriately adjusted in the same manner as the number and kind of shares a shareholder of PainCare who owned the same number and kind of shares immediately prior to such event. Such adjustments shall be made in good faith by the Board of Directors of PainCare, whose determination shall be conclusive and binding on all parties, subject to manifest error.

          In case of any consolidation or merger of PainCare with or into another party or parties or the conveyance of all or substantially all of the assets of PainCare to another party or parties or a share exchange transaction involving more than 50% of the issued and outstanding common stock of PainCare, the PainCare Shares and right to receive PainCare Shares shall thereafter be convertible into the number of shares of stock, options or other securities or property to which a shareholder of the PainCare who owned the same number and kind of shares prior to such event would have been entitled upon such consolidation, merger, conveyance, conversion or exchange; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Shareholder' rights to receive PainCare Shares, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably possible, in relation to any shares of stock or other property thereafter deliverable upon the Shareholder's entitlement to same.

10.  SURVIVAL AND INDEMNIFICATION.

     10.1 Survival of Representations and Warranties. All of the representations, warranties, covenants, and agreements including but not limited to the restrictive covenants and the indemnification provisions contained in this Agreement are material and have been relied upon by the Parties hereto and shall survive the Closing for their applicable statute of limitations. The representations and warranties contained herein shall not be affected by any investigation, verification or examination by any Party or by anyone on behalf of such Party.

     10.2 Indemnification Provisions for the Benefit of PainCare and Subsidiary. In the event of: (a) a misrepresentation (or in the event any third party alleges facts that, if true, would mean a misrepresentation) of any of the Shareholder's representations and/or warranties contained in this Agreement; (b) a breach (or in the event any third party alleges facts that, if true, would mean a breach) of any of the Shareholder's covenants contained in this Agreement, or; (c) any Liability of the Company of any nature whatsoever accrued or existing as of the Closing Date or related to actions of the Company which occurred prior to the Closing Date, which is not reflected on the Financial Statements, the Closing Date Balance Sheet, or Section 10.2 of the Disclosure Schedule then the Shareholder agrees to indemnify PainCare and Subsidiary from and against any Adverse Consequences PainCare and Subsidiary may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the misrepresentation or breach (or alleged breach) or non-disclosed Liability. No provision of this Agreement, including but not in any way limited to, any "Knowledge" qualifiers or materiality standards in the representations and warranties of the Shareholder, shall have any effect on the Shareholder's obligation to provide indemnity of any Liability arising prior to the Closing Date which was required but omitted from the Disclosure Schedule unless such Liability was incurred on behalf of the Company by Subsidiary under the Management Agreement..

     10.3 Indemnification Provisions for the Benefit of the Shareholder. In the event of a misrepresentation or breach (or in the event any third party alleges facts that, if true, would mean a misrepresentation or breach) of any of PainCare's or Subsidiary's representations, warranties, and covenants contained in this Agreement, then PainCare and Subsidiary agree to indemnify the Shareholder from and against any Adverse Consequences the Shareholder may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     10.4  Matters Involving Third Parties.

           (a) Notification. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") pursuant to this Section 10, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party thereby is prejudiced and then only to the extent that the Indemnifying Party is actually prejudiced.

           (b) Defense by Indemnifying Party. The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within ten (10) business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified

Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill the Indemnifying Party's indemnification obligations hereunder; (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (e) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

           (c) Satisfactory Defense. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 10.4(b) above: (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim;
(ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably); and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably) and any such settlement must include a complete release of the Indemnified Party.

           (d) Conditions. In the event any of the conditions in Section 10.4(b) above is or becomes unsatisfied, however: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith); (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 10.

     10.5 Right to Set-Off. If any such cost, loss, damage, expense, liability, claim, or obligation occurs or is incurred by PainCare or Subsidiary, PainCare or Subsidiary shall have the right, after written notice to the Shareholder and subject to a final decision by a court of requisite jurisdiction, at PainCare's or Subsidiary's option and in addition to any other actions permitted by law, to offset the amount of any such cost, loss, damage, expense, liability, obligation or claim against amounts due from PainCare or Subsidiary to the Shareholder, including the right to offset any post-closing payment due from PainCare or Subsidiary to the Shareholder under this Agreement or any other agreement.

     10.6 Materiality. Notwithstanding any provision in this Agreement to the contrary, the indemnifying Party's obligation to indemnify the Indemnified Party in connection with a breach of any representation, warranty, covenant or other agreement included in this Agreement, and the amount of damages to be indemnified, shall be determined without regard to any "material", "materiality" (or correlative meanings") or "Material Adverse Effect" qualifications, provisions or exceptions set forth in such representation, warranty, covenant or other agreement, each of which shall be deemed to be given for the purposes of this Section 10 as though there were no such qualifications, provisions or exceptions.

     10.7 Limitation. The indemnification provisions set forth in this Section 10 shall be limited to all claims in excess of Twenty Five Thousand and 00/100 Dollars ($25,000) (the "Threshold"). Once a claim exceeds the Threshold, if a Party is entitled to indemnification under this Section 10, such party shall recover all appropriate funds from the first dollar of damages. Further, the indemnitors shall not be liable for any liabilities resulting from claims that are covered by any insurance policy or other indemnity or contribution agreement unless, and only to the extent that, the full limit of such insurance policy, indemnity or contribution agreement has been exceeded. The Party entitled to indemnification shall have a duty to mitigate its damages. Notwithstanding the foregoing, a Party's obligation to indemnify under this Article 10 shall be limited to an amount equal to $2,750,000 plus the amount of any Earnout Installment Payments paid or due pursuant to Section 3.4 of this Agreement prior to any reduction of such Installment Payments permitted under Section 3.4(g); provided however that such cap shall not be applicable to Sections 4.2, 4.10, 4.11, 4.19, 4.20, 4.22, 4.25, 4.27, 4.36 and 4.37.

11.  RESTRICTIVE COVENANTS; CONFIDENTIALITY.

     11.1 Shareholder Restrictive Covenants.

           (a) Restricted Period. Except with respect to the specific carve-outs set forth in Schedule 11.1 attached hereto, the Shareholder hereby agrees that during the time period commencing as of the Execution Date and continuing for a period of two (2) years thereafter (the "Restricted Period"), neither the Shareholder nor any of his Affiliates, shall, other than on behalf of PainCare or Subsidiary, directly or indirectly, for himself, or on behalf of any other corporation, person, firm, partnership, association, or any other entity whatsoever (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity whatsoever) take any action or undertake any matter set forth in 11.1(a)(i)-(ii) below; provided, however, that the Restricted Period shall terminate upon the earlier to occur of (i) any bankruptcy, liquidation or assignment for the benefit of creditors applicable to either PainCare or Subsidiary, or (ii) upon a default by PainCare or Subsidiary in any covenant or term of this Agreement to be performed after the Closing or any covenant or term of the Management Services Agreement if Shareholder shall have given written notice of such default to PainCare and such default shall not have been cured within 30 business days after the giving of such notice and provided further, however, that the prohibitions contained in clauses (i) and (ii) above shall not prohibit Shareholder from continuing active participation in his separate businesses conducted under the names "AC Diagnostics" and "Integrated Concepts" so long as (x) any consulting and related activities associated with such businesses to not relate to the business practice areas of the Company involving pain management, physical medicine and rehabilitation, physical therapy and chiropractic medicine, (y) does not interfere with Shareholder's obligations under this Agreement and his Independent Contractor's Agreement of even date herewith, and
(z) Shareholder is not in breach of this Agreement or such Independent Contractor's Agreement.

               (i) Establish, operate or provide physician services at any medical office, hospital, clinic or out-patient and/or ambulatory treatment or diagnostic facility or become employed by, or serve as a health care consultant or medical director to any health care provider providing services similar to those provided by PainCare or Subsidiary, or engage or participate in or finance any business which engages in direct competition with the business being conducted by PainCare or the Surviving Corporation at such time, anywhere within a fifty (50) mile radius of any office of the Company or the New PC;

               (ii) Solicit or engage in the solicitation of, or serve or accept any business from patients, insurance companies, managed care plans, employers or other customers of the business conducted by PainCare or the Surviving Corporation for services competitive with those of PainCare or Subsidiary, PainCare's and Subsidiary's successors and assigns, or PainCare's and Subsidiary's Affiliates;

               (iii) Request, induce or advise any patients, insurance companies, managed care plans, suppliers, vendors, employers or other customers of the business conducted by PainCare or Subsidiary, or PainCare's or Subsidiary's Affiliates to withdraw, curtail or cancel their business or other relationships with PainCare or Subsidiary, or assist, induce, help or join any other person or entity in doing any of the above activities; or

               (iv) Induce or attempt to influence any employee of the Company, the New PC, PainCare or Subsidiary, to terminate his or her employment with the Company, the New PC, PainCare or Subsidiary, or to hire, recruit or solicit any such employee, whether or not so induced or influenced.

           (b) Consideration. PainCare, Subsidiary and the Shareholder has carefully considered the nature and extent of the restrictions imposed by this
Section 11.1 and the rights and remedies conferred upon PainCare and Subsidiary hereunder and hereby expressly acknowledge and agree that: (i) the restricted territory, period, and activities are reasonable and are necessary and fully required to protect the legitimate business interests of PainCare and Subsidiary; (ii) any violation of the terms of these restrictive covenants would have a substantial detrimental effect on PainCare's and Subsidiary's businesses;
(iii) the restrictive covenants do not stifle the Shareholder's inherent skill and experience; and (iv) would not operate as a bar to any of the Shareholder's means of support. Because of the difficulty of measuring economic losses to PainCare and the Surviving Corporation as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused to PainCare and the Surviving Corporation for which it would have no other adequate remedy, the Shareholder agrees that, in the event of a breach by him of the foregoing covenants, the covenants set forth in this
Section 11.1 may be enforced by PainCare and the Surviving Corporation by injunctions and restraining orders, in addition to all other available legal remedies.

          (c) Third-Party Beneficiaries. All successors and assigns of PainCare, Subsidiary, all Affiliates of PainCare and Subsidiary, and all successors and assigns of such Affiliates are third-party beneficiaries of the restrictive covenants contained in this Section 11.1 and the provisions of this Section 11.1 are intended for the benefit of, and may be enforced by, PainCare's and Subsidiary's successors and assigns and PainCare's and Subsidiary's Affiliates and such Affiliates' successors and assigns.

     11.2 Defenses. The existence of any claim or cause of action by the Shareholder against PainCare or Subsidiary, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by PainCare, Subsidiary, or any of PainCare's or Subsidiary's successors and assigns or Affiliates and such Affiliates' successors and assigns, but shall be litigated separately. The provisions of this Section 11 shall survive the termination of this Agreement.

     11.3 No Running of Covenant During Breach. The covenants set forth in this
Section 11 shall apply for the applicable periods as set forth above. If the Shareholder violates such covenants, and PainCare, the Surviving Corporation or any of their successors and assigns or Affiliates bring a legal action for injunctive or other relief, such party bringing the action shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the covenant period, unless a court of competent jurisdiction holds that the covenant is not enforceable in whole or in part. Accordingly, for any time period that the Shareholder is in violation of the covenant, such time period shall not be included in calculating the applicable time period of the covenant.

     11.4 Blue Pencil Doctrine. The covenants set forth in this Section 11 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     11.5 Confidentiality, Press Releases, and Public Announcements.

     (a) No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties.

          (b) The Parties covenant and agree that from and after the Execution Date, neither of the Parties nor their Affiliates (to the extent any such Affiliate has received Confidential Information as defined below or Trade Secrets, as defined below) shall disclose, divulge, furnish or make accessible to anyone any Confidential Information or Trade Secrets, or in any way use any Confidential Information or Trade Secrets in the conduct of any business; provided, however, that nothing in this Section 11.5 will prohibit the disclosure of any Confidential Information or Trade Secrets which is required to be disclosed by a Party or any of its or his Affiliates in connection with any court action or any proceeding before any authority. Notwithstanding the foregoing, in the case of a disclosure contemplated by this Section 11.5, no disclosure shall be made until the disclosing Party shall give notice to the non-disclosing Party of the intention to disclose such Confidential Information or Trade Secrets so that the non-disclosing Party may contest the need for disclosure, and the disclosing Party will cooperate (and will cause its or his Affiliates and their respective representatives to cooperate) with the non-disclosing in connection with any such proceeding. Notwithstanding any provision of this Agreement which may be to the contrary, the foregoing provisions restricting the use of Confidential Information and Trade Secrets shall survive the Closing for the time period equal to five (5) years from the Execution Date. For the purpose of this Agreement, the term "Confidential Information" shall mean all records, files, reports, protocols, policies, manuals, databases, processes, procedures, computer systems, materials and other documents pertaining to the operations of a Party and the term "Trade Secrets" shall mean information, including a formula, pattern, compilation, program, device, method, technique, or process that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

     11.6 Conduct of Business. From the date hereof through the Closing, the Shareholder shall, except as contemplated by this Agreement, or as consented to by PainCare in writing, cause the Company to be operated in the ordinary course and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not, and, with respect to the Company, the Shareholder shall not, except as specifically contemplated by this Agreement, as set forth in Section 11.6 of the Disclosure Schedule, or as consented to by PainCare in writing:

          (a) change or amend the organizational documents of the Company;

          (b) enter into, extend, materially modify, terminate or renew any lease or any contract, except modifications, extensions or renewals of contracts in the ordinary course of business or as contemplated by this Agreement;

          (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the assets or any interests therein of the Company except in the ordinary course of business and, without limiting the generality of the foregoing, the Company will maintain, dispose of, and sell inventory consistent with past practices;

          (d) incur any liability for indebtedness for borrowed money, guarantee the obligations of others, indemnify or agree to indemnify others or, except in the ordinary course of business, incur any other liability;

          (e) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of the Company in effect on the date hereof that are described in the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee of the Company or pay, any benefit not required by any existing Employee Plan or policy;

          (f) make any change in the key management structure of the Company, including, without limitation, the hiring of additional officers or the termination of existing officers;

          (g) adopt, enter into or amend any Employee Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable regulations;

          (h) fail to maintain all Employee Plans in accordance with applicable Regulations;

          (i) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of, any corporation, partnership, association or other business organization or division thereof or acquire any subsidiary;

          (j) willingly allow or permit to be done any act by which any of the insurance policies of the Company or Shareholder may be suspended, impaired or canceled;

          (k) enter into, renew, modify or revise any agreement or transaction relating to the Company with any of its or their Affiliates except as contemplated by this Agreement;

          (l) fail to maintain the assets of the Company in substantially their current state of repair, excepting normal wear and tear, or fail to replace (consistent with the Company's past practice) inoperable, worn-out or obsolete or destroyed assets;

          (m) make any loans or advances relating to the Company to any partnership, firm, individual, or corporation, except for expenses incurred in the ordinary course of business consistent with past practice;

          (n) fail to comply in all material respects with all laws and regulations applicable to the Company;

          (o) intentionally do any other act which would cause any representation or warranty of the Company or the Shareholder in this Agreement to be or become untrue, or any covenant in this Agreement to be breached, in any material respect;

          (p) fail to use reasonable efforts consistent with past business practice to (i) maintain the Company so that the services of its officers, employees, consultants and agents will remain available to it on and after the Closing Date, (ii) maintain existing relationships with suppliers, patients, customers and others having business dealings with the Company and (iii) otherwise preserve the goodwill of the business of the Company so that such relationships and goodwill will be preserved on and after the Closing Date;

          (q) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder;

          (r) except as provided herein, declare, set aside for payment, or pay any dividend or distribution in respect of any capital stock of the Company, redeem, purchase or otherwise acquire any of the Company's equity securities; or otherwise transfer any of the assets of the Company to or on behalf of any Shareholder of the Company or any Affiliate of the Company, including, without limitation, any payment of principal of or interest on any debt owed to any of the foregoing or any payment of a bonus, fee or other payment to any of the foregoing as an employee of the Company; or

          (t) fail to comply with all applicable filing, payment, withholding, collection and record retention obligations under all applicable federal, state, local or foreign Tax laws.

     11.7 No Third-Party Beneficiaries. Other than with respect to the restrictive covenants set forth in Section 11, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

12.  MISCELLANEOUS.

     12.1 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     12.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, assigns, distributees, heirs, and grantors of any revocable trusts of a Party hereto. No Party may assign either this Agreement or any of its or his rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, PainCare and Subsidiary, may, without the prior consent of the other Party, assign this Agreement to their Affiliates.

     12.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     12.4 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.5 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given: (a) upon receipt if it is sent by facsimile, (b) the next business day if sent by reputable overnight courier, or (c) five (5) days after mailing if by certified mail return receipt requested, postage prepaid, and addressed or otherwise sent to the intended recipient as set forth below:

          If to PainCare
          or Subsidiary:                    PainCare Holdings, Inc.
                                            37 North Orange Avenue
                                            Suite 500
                                            Orlando, Florida  32801
                                            Attention: President

          If to the Shareholder:            John Vick
                                            916 Talon Drive
                                            O'Fallon, Illinois 62269

          If to the Company:                Associated Physicians Group
                                            916 Talon Drive
                                            O'Fallon, Illinois 62269

          With a copy in each case to:      Greensfelder, Hemker & Gale, P.C.

                         2000 Equitable Building
                         10 South Broadway
                         St. Louis, Missouri  63102
                         Attention: Charles E. H. Luedde

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address or facsimile number set forth above using any other means (including personal delivery, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     12.6 Governing Law; Jurisdiction; Attorney's Fees. This Agreement, and all proceedings hereunder, shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (either of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In the event of any suit under this Agreement or otherwise between the parties hereto, the prevailing Party shall be entitled to all reasonable attorney's fees and costs, including allocated costs of in-house counsel, to be included in any judgment recovered. In addition, the prevailing Party shall be entitled to recover reasonable attorney's fees and costs, including allocated costs of in-house counsel, incurred in enforcing any judgment arising from a suit under this Agreement. This post-judgment attorney's fees and costs provision shall be severable from the other provisions of this Agreement and shall survive any judgment on such suit and is not to be deemed merged into the judgment.

     12.7 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence and all waivers must be in writing, signed by the waiving Party, to be effective.

     12.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     12.9 Expenses. Except as set forth herein, Shareholder shall bear and be responsible and shall pay for all costs and expenses (including, but not limited to, legal and accounting fees and expenses) incurred by Shareholder, the Company and the New

P.C. in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, PainCare will reimburse the Shareholder up to $20,000 with respect to legal fees incurred by the Shareholder (or the Company and the New P.C. which he shall be responsible for pursuit to this section) and the Company shall be solely responsible for the cost of the GAAP Financial Statements prepared in connection with this Agreement and the transactions contemplated hereby

     12.10 Further Assurances. Each Party shall, at the reasonable request of any other Party hereto, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents, and take such actions as such other Party may reasonably request in connection with the carrying out the terms and provisions of this Agreement.

     12.11 Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from nor mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     12.12 Survival. All of the representations, warranties, covenants and agreements including but not limited to Articles VI and VII made by the Parties in this Agreement or pursuant hereto in any certificate, instrument or document shall survive the consummation of the transactions described herein shall survive for all applicable statute of limitations, and may be fully and completely relied upon by Sellers and the Acquiring Companies, as the case may be, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them, and shall not be deemed merged into any instruments or agreements delivered at Closing or thereafter.

     12.13 Incorporation of Exhibits and Schedules. The exhibits and schedules (including the Disclosure Schedule) identified in this Agreement and the recitals first set forth above are incorporated herein by reference and made a part hereof.

     12.14 Submission to Jurisdiction. With respect to any legal proceeding brought by PainCare which arises out of or relates to this Agreement or the transactions contemplated hereby, exclusive jurisdiction and venue with respect to such matter shall lie in any state or federal court within St. Clair County, IL. With respect to any legal proceeding brought by the Shareholder or the Company which arises out of or relates to this Agreement or the transactions contemplated hereby, exclusive jurisdiction and venue with respect to such matter shall lie in any state or federal court within Orange County, FL. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                           PAINCARE:

                                           PAINCARE HOLDINGS, INC., a Florida
                                           corporation

                                           By: /s/ Mark Szporka
                                              ------------------------------
                                           Print: Mark Szporka
                                                 ---------------------------
                                           Its: CFO
                                               -----------------------------

                                           ACQUISITION:

                                           PAINCARE ACQUISITION COMPANY V, INC.,
                                           a Florida corporation

                                           By: /s/ Mark Szporka
                                              ----------------------------------
                                           Print: Mark Szporka
                                                 -------------------------------
                                           Its: CFO
                                                --------------------------------


                                           COMPANY:

                                           INDUSTRIAL & SPORT REHABILITATION,
                                           LTD., an Illinois corporation, d/b/a
                                           ASSOCIATED PHYSICIANS GROUP

                                           By: /s/ John Vick
                                              ----------------------------------
                                           Print: John Vick
                                                  ------------------------------
                                           Its: President
                                                --------------------------------


                                           SHAREHOLDER:

                                           /s/ John Vick
                                               ---------------------------------
                                           John Vick